UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ACCURAY INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2018

To our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of Accuray Incorporated, a Delaware corporation (“Accuray” or the “Company”), which will be held at the Company’s headquarters located at 1310 Chesapeake Terrace, Sunnyvale, California 94089 on Friday, November 16, 2018 at 9:00 am PST. We are holding the Annual Meeting for the following purposes:

1.	To elect two Class III directors named in the proxy statement to hold office until our 2021 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

2.	To approve an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan;

3.	To approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan;

4.	Advisory vote to approve the compensation of our named executive officers;

5.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019; and

6.

To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the Annual Meeting are more fully described in the proxy statement (the “Proxy Statement”) that accompanies this Notice of 2018 Annual Meeting of Stockholders. The Annual Meeting will begin promptly at 9:00 a.m. PST and check-in will begin at 8:30 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on September 20, 2018, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting. If you are a beneficial owner and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote your shares at the Annual Meeting.

It is important that you use this opportunity to take part in the affairs of Accuray by voting on the business to come before the stockholders at the Annual Meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Annual Report”), you are urged to cast your vote as promptly as possible. If you are accessing the Proxy Statement and Annual Report using notice and access, you will have received a Notice of Internet Availability of Proxy Materials and should vote by telephone or over the Internet. If you have received your proxy materials by mail, please promptly sign, date and return the enclosed proxy card in the prepaid envelope provided to you or vote by telephone or over the Internet to ensure that your shares are represented at the Annual Meeting. For more information, see “Why did I receive a Notice of Internet Availability of Proxy Materials?” in the Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please cast your vote as promptly as possible by telephone, Internet or by signing and dating your proxy card and returning it promptly. This will ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting. Even if you have given your proxy, you may still attend and vote in person at the Annual Meeting.

By order of the Board of Directors,

/s/ JOSHUA H. LEVINE
Joshua H. Levine President and Chief Executive Officer

Sunnyvale, California

October 4, 2018

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	7
Classes of our Board	7
Director Nominees—Class III Directors	7
Continuing Directors—Class I and Class II Directors	8
Board of Directors’ Recommendation	11
PROPOSAL TWO—TO APPROVE AN AMENDMENT TO OUR 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN	12
Summary of the Amended 2016 Plan	13
Summary of U.S. Federal Income Tax Consequences	20
New Plan Benefits	22
Existing Plan Benefits to Employees and Directors	23
Board of Directors’ Recommendation	23
PROPOSAL THREE—TO APPROVE AN AMENDMENT TO OUR 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN	24
Additional Information Regarding the ESPP	24
Summary of the Amended ESPP	25
Summary of U.S. Federal Income Tax Consequences	28
Board of Directors’ Recommendation	29
PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)	30
Summary of Fiscal 2018 Executive Compensation Program	30
Board of Directors’ Recommendation	32
PROPOSAL FIVE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
General	33
Audit and Non-Audit Services	33
Audit Committee Pre-Approval Policies and Procedures	34
Board of Directors’ Recommendation	34
AUDIT COMMITTEE REPORT	35
COMPENSATION COMMITTEE REPORT	36
COMPENSATION DISCUSSION AND ANALYSIS	37
EXECUTIVE COMPENSATION	55
Fiscal 2018 Summary Compensation Table	55
Grants of Plan-Based Awards for Fiscal 2018 Table	57
Outstanding Equity Awards at Fiscal 2018 Year-End Table	58
Option Exercises and Stock Vested During Fiscal 2018 Table	60
Potential Payments and Benefits Upon Termination or Change in Control	61
CEO Pay Ratio	65
COMPENSATION OF NON-EMPLOYEE DIRECTORS	67
Director Compensation Table for Fiscal 2018	67
Cash Compensation	68
Equity Compensation	68
EQUITY COMPENSATION PLAN INFORMATION	70

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PROXY STATEMENT FOR

ACCURAY INCORPORATED

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2018

This proxy statement (“Proxy Statement”) is furnished to our stockholders of record as of the close of business on September 20, 2018 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our 2018 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held at the Company’s headquarters located at 1310 Chesapeake Terrace, Sunnyvale, California 94089 on Friday, November 16, 2018, at 9:00 a.m. PST. This Proxy Statement and the proxy card are first being made available to our stockholders on or about October 4, 2018. Our Company’s fiscal year ended on June 30, 2018.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?	We are pleased to again be using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet instead of mailing printed copies of those materials to each stockholder. On October 4, 2018, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (the “Annual Report”), online. The Notice of Internet Availability of Proxy Materials also instructs you as to how to access your proxy card to vote over the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you have not elected to receive printed proxy materials and would prefer to receive them, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to request printed proxy materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to access the Annual Report and the Proxy Statement online at: https://materials.proxyvote.com/004397.

Why am I receiving these proxy materials?	You are receiving this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement and Annual Report, which include information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Annual Meeting?	Stockholders as of the Record Date are entitled to attend and to vote at the Annual Meeting.

How many shares are outstanding?	On the Record Date, 86,496,760 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Annual Meeting. We do not have cumulative voting for directors.

How many shares must be present or represented to conduct business at the Annual Meeting (that is, what constitutes a quorum)?	The presence at the Annual Meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then no business shall be conducted and the chairperson of the Annual Meeting may adjourn the Annual Meeting until a later time.

What items of business will be voted on at the Annual Meeting?	The items of business to be voted on at the Annual Meeting are as follows:

1.	The election of two Class III directors named in the Proxy Statement to hold office until our 2021 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

2.	The approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan;

3.	The approval of an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan;

4.	An advisory vote to approve the compensation of our named executive officers; and

5.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019.

What happens if additional matters are presented at the Annual Meeting?	The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting. However, if any other matter or matters are properly brought before the Annual Meeting, the person(s) named as your proxyholder(s) or you, if you are attending in person, will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the Annual Meeting?	You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our proxy materials directly to you. As the stockholder of record, you have the right to vote in person or direct a proxyholder to vote your shares on your behalf at the Annual Meeting by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope, or by following the procedures for voting over the Internet or by telephone.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by delivery to your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee to vote your shares as you instruct with your voting instruction card. The bank, broker or other nominee will vote your shares at the Annual Meeting as you have instructed on your voting instruction card. As a beneficial owner, you may also vote in person at the Annual Meeting, but only after you obtain and present a “legal proxy” from your bank, broker or other nominee, giving you the right to vote your shares at the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?	If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, by phone, or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card with no further instructions, or if you electronically transmit your proxy card but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in street name as a beneficial owner, you may generally vote on the Internet, by phone, or by submitting a voting instruction card to your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matter of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019. Please see “What is a broker non-vote?” below.

How can I attend the Annual Meeting?	Whether you hold shares in your name as the stockholder of record or beneficially own shares held in street name, you should be prepared to present photo identification for admittance to the Annual Meeting. Please also note that if you are a street name holder, you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your bank, broker or other nominee, or other similar evidence of ownership for admittance to the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. PST. Check-in will begin at 8:30 a.m. PST. However, if you are a street name holder, you may not vote at the Annual Meeting unless you have obtained a “legal proxy” from your broker, bank or other nominee.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone, or sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

Can I change my vote or revoke my proxy?	You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date, which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may generally change your vote by voting again by Internet, phone or submitting a new, later-dated voting instruction card to your bank, broker or other nominee. However, you should contact your bank, broker or other nominee for specific instructions.

What is a “broker non-vote”?	Brokers that hold shares in street name for the benefit of their clients, banks, brokers and other nominees have the discretion to vote such shares on routine matters only. At the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is considered a routine matter. Therefore, if you do not otherwise instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may vote your shares on this matter only. Your bank, broker or other nominee will not be able to vote your shares for the election of two Class III directors, the amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan, the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan, the advisory vote to approve the compensation of our named executive officers, or any other matters properly brought before the Annual Meeting without your specific instruction because these are not considered routine matters. A “broker non-vote” occurs when a broker or other nominee does not receive timely instructions from the beneficial owner and therefore cannot vote such shares on the matter.

How are “broker non-votes” counted?	Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be considered to be present and entitled to vote or votes cast for purposes of tabulating the voting results for any non-routine matter. Accordingly, broker non-votes, if any, will have no effect on the outcome of the votes at the Annual Meeting.

What happens if the Annual Meeting is adjourned?	If our Annual Meeting is adjourned until another time, no additional notice will be given regarding the time or location that the Annual Meeting will be continued, if this information is announced at the time of the adjournment, unless the adjournment is for more than 30 days, in which case a notice of the time and location will be given to each stockholder of record entitled to vote at the Annual Meeting. Any items of business that might have been properly transacted at the Annual Meeting may be transacted after any adjournment.

Who will serve as inspector of elections?	A representative of Computershare, our transfer agent, will tabulate the votes and act as Inspector of Elections at the Annual Meeting.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one copy of the Notice of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials or proxy card. Please vote over the Internet, by telephone, or sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Please see “Stockholders Sharing the Same Address” for further information regarding householding and how to request additional copies of the materials or enroll in householding.

Who is soliciting my vote and who will bear the costs of this solicitation?	The proxy is being solicited on behalf of our Board. The Company will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to banks, brokers and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers and other nominees for the costs of forwarding the proxy materials.

Where can I find the voting results of the Annual Meeting?	We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to “Stockholder Proposals” and “Recommendations and Nominations of Director Candidates” below.

PROPOSAL ONE

ELECTION OF DIRECTORS

Classes of Our Board

Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, with each class serving for staggered three-year terms. Our Board currently consists of eight directors: three Class I directors, three Class II directors and two Class III directors. The terms of our Class III directors will expire at the Annual Meeting. Class III consists of two directors and the Board has nominated two directors for election at the Annual Meeting. Proxies cannot be voted for more than two persons.

The following information is provided for each of the nominees and directors: name, class in which each director or nominee serves, age as of July 31, 2018, principal occupation and length of service on our Board.

Name	Term Expires	Age	Principal Occupation	Director Since
Class III Directors/Nominees
Elizabeth Dávila	2018	74	Former Chairman and Chief Executive Officer of VISX, Incorporated	2008
Joshua H. Levine	2018	60	President and Chief Executive Officer of Accuray Incorporated	2012

Class I Directors
Robert S. Weiss	2019	71	Advisor and Board Member of The Cooper Companies, Inc.	2007
Richard Pettingill	2019	70	Former President and Chief Executive Officer of Allina Hospitals and Clinics	2012
Joseph E. Whitters	2019	60	Advisor/Consultant to Frazier Healthcare	2018

Class II Directors
Louis J. Lavigne, Jr.	2020	70	Managing Director of Lavrite, LLC	2009
Beverly Huss	2020	58	President and Chief Executive Officer of Qool Therapeutics, Inc.	2018
Jack Goldstein, Ph.D.	2020	71	Independent Consultant	2010

Director Nominees—Class III Directors

Our Board has nominated Ms. Dávila and Mr. Levine for election as Class III directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment, as they deem advisable. Listed below are the biographies of each director nominee. The biographies include information regarding each nominee’s service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time for at least the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) to recommend, and the Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.

Elizabeth Dávila has served as a member of our Board since February 2008. She also served as Vice Chairperson of our Board from September 2008 through November 2017. Ms. Dávila was the former Chairman and Chief Executive Officer of VISX, Incorporated (“VISX”), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of Afaxys, Inc., a private company that supplies family planning providers with pharmaceuticals and supplies and in the past five years has served as a member of the board of directors of NuGEN Technologies, Inc., a private company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis, which was acquired by the Tecan Group in September 2018. Ms. Dávila holds a B.S. in Chemistry from St. Mary’s College in Notre Dame, Indiana, an M.S. in Chemistry from the University of Notre Dame and an M.B.A. from Stanford University.

As a former Chief Executive Officer of VISX and a current and former member of multiple public and private company boards, Ms. Dávila has extensive healthcare industry experience in management, business development, operations, strategy and capital equipment sales.

Joshua H. Levine has served as our President and Chief Executive Officer and as a member of our Board since October 2012. He has been the President, Chief Executive Officer, and a director of two other publicly traded global medical device firms, including Mentor Corporation, a surgical implant/medical device manufacturer in the aesthetics space from 2004 to 2009, and, prior to joining Accuray, with Immucor Corporation, a diagnostics manufacturer of automated instrumentation and reagents used in blood transfusion procedures. Mr. Levine currently serves on the Board of Directors of Natus Medical Incorporated, a provider of medical devices, software & services for the newborn care, neurology, sleep, hearing and balance markets. Mr. Levine holds a B.A. from the University of Arizona.

Mr. Levine brings diverse, global healthcare industry experience and a strong track record of creating and unlocking strategic value for the companies he has led. Mr. Levine’s qualifications to serve on our Board include, among other skills and qualifications, his strategic business development skills, commercial leadership experience, and executive vision. In addition, Mr. Levine brings expertise in the medical device and medical technology industries from years of experience as a chief executive officer with two other publicly traded, small cap medical device manufacturing companies.

If elected, Ms. Dávila and Mr. Levine will hold office as Class III directors until our 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Continuing Directors—Class I and Class II Directors

Listed below are the biographies of each of our Class I and Class II directors. The biographies include information regarding each director’s service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time for at least the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.

Robert S. Weiss has served as a member of our Board since January 2007. Since May 2018, Mr. Weiss has served as an advisor to The Cooper Companies, Inc. (“Cooper”), a global specialty medical products company. From November 2007 to April 2018, Mr. Weiss served as the Chief Executive Officer of Cooper. He was also President of Cooper from March 2008 to April 2018 and served in various senior executive management positions with Cooper beginning in 1989. From January 2005 through October 2007, Mr. Weiss served as the Executive Vice President and Chief Operating Officer of Cooper, and from March 2007 to March 2008, he also served as President of CooperVision, Cooper’s contact lens subsidiary. Prior to that, he served as Cooper’s Chief Financial Officer from September 1989 to January 2005 and held the additional title of Executive Vice President from October 1995 until November 2007. From March 1984 until October 1995, he served at Cooper in various other roles, including Senior Vice President, Vice President and Corporate Controller. Mr. Weiss has also served on the board of directors of Cooper since 1996. Mr. Weiss also serves on the board of trustees of the University of Scranton. Mr. Weiss holds a B.S. in Accounting from the University of Scranton.

As a director and former Chief Executive Officer and former Chief Financial Officer of a publicly traded medical products company, Mr. Weiss brings to our Board extensive experience in the healthcare industry in finance, accounting, management, strategy, manufacturing, and public company governance.

Richard Pettingill has served as a member of our Board since May 2012. Mr. Pettingill served as the President and Chief Executive Officer of Allina Hospitals and Clinics, Minnesota’s largest healthcare organization, from 2002 until his retirement in 2009. While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as President and Chief Executive Officer of the California Division of Kaiser Foundation Health Plans and Hospitals, one of the largest not-for-profit managed healthcare companies in the United States, from 1996 to 2002. Mr. Pettingill currently serves on the board of directors of Hanger, Inc., an orthotic and prosthetic solutions company. Within the last five years, Mr. Pettingill has also served on the board of directors of the following public companies: Tenet Healthcare Corporation, a medical services provider, and MAKO Surgical Corp., a medical device company that was acquired by Stryker Corporation in 2013. Mr. Pettingill received a bachelor’s degree from San Diego State University and a master’s degree in health care administration from San Jose State University. He served as a 2010 Fellow in the Advanced Leadership Initiative program at Harvard University.

As the former Chief Executive Officer of a major hospital system and a member of other public company boards, Mr. Pettingill has extensive leadership experience in the healthcare industry, including experience in the areas of business development, strategy and corporate governance, and can represent the customer perspective.

Joseph E. Whitters has served as a member of our Board since July 2018. Mr. Whitters has been an advisor/consultant to Frazier Healthcare, a private equity firm, since 2005. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, most recently as its Chief Financial Officer. He also previously served as the Controller for United Healthcare Corp. from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and he began his career in public accounting with Peat Marwick (now KPMG). Mr. Whitters currently serves as a member of the board of directors of InfuSystem Holdings, Inc., a provider of infusion pumps and related products and services, and chairman of the board of PRGX Global, Inc., a provider of recovery audit and spend analytics services. Previously, Mr. Whitters served on the boards of directors and audit committees of various public companies, including Analogic Corporation, a healthcare and security technology solutions company, Air Methods Corp., an air medical transportation and air tourism company that was acquired by American Securities LLC in 2017, and Omnicell Technologies, a provider of automated healthcare solutions. Mr. Whitters has also been an advisor or board member of several private companies. Mr. Whitters holds a B.A. in Accounting from Luther College.

As a former Chief Financial Officer with significant public company governance experience in the medical technology and medical device industry, Mr. Whitters brings to our Board extensive experience in finance, accounting, public company governance, operations and strategy.

Louis J. Lavigne, Jr. has served as a member of our Board since September 2009 and as the Chairperson of our Board since April 2010. Mr. Lavigne currently serves as a Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management. He also currently serves as a member of the board of directors of Assertio Therapeutics, Inc., a publicly held specialty pharmaceutical company; DocuSign Inc., a public eSignature transaction management company; Novocure Limited, a public oncology company; Puppet, Inc., a private information technology cloud automation system management company; Rodan & Fields, LLC, a private skincare company; and Zynga, Inc., a publicly held leading provider of social electronic games. Within the last five years, Mr. Lavigne also served on the public company board of directors of BMC Software, Inc., an independent systems software vendor that was acquired by a private investor group in 2013, and Allergan, Inc., a technology-driven, global health care company that provides specialty pharmaceutical products worldwide, from 2005 to 2015. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc., a healthcare company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne was named the Best CFO in Biotech in 2005 in the Institutional Investor Survey and in June 2006 he received the Bay Area CFO of the Year-Hall of Fame Lifetime Achievement Award. He is a member of the Board of UCSF Benioff Children’s Hospitals and their foundation. Mr. Lavigne holds a B.S. in Finance from Babson College and an M.B.A. from Temple University.

As a former Chief Financial Officer of a large, complex publicly traded company in the healthcare industry, and a current and former member of several public company boards, Mr. Lavigne brings to our Board extensive experience in business operations and management, strategy, finance, accounting and public company governance.

Beverly A. Huss has served as a member of our Board since January 2018. Since September 2013, she has served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a development stage company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at Vibrynt, Inc., an early-stage medical device company, from January 2006 through March 2013. Prior to that, she held multiple senior level leadership positions at Guidant Corporation from 1986 to 2005, including, most recently as President, Endovascular Solutions, and prior to that Vice President of Global Marketing for Vascular Intervention. Ms. Huss began her career as a Metallurgical Engineer in 1982. Ms. Huss currently serves on the board of directors of Qool, Madorra, a privately-held medical device company developing solutions to improve quality of life after menopause, and Kalera Medical, a privately-held developer of devices designed to remove kidney stone fragments. Her prior public company board experience includes Artes Medical, Wright Medical Group, and Dade Behring Holdings, Inc. Ms. Huss holds an M.S. in technology management from Pepperdine University and a B.S. in metallurgical engineering from the University of Illinois.

As a current Chief Executive Officer with more than 22 years of management experience in the medical device industry, and a current and former member of several public and private company boards, Ms. Huss brings to our Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance.

Jack Goldstein, Ph.D., has served as a member of our Board since May 2010. Dr. Goldstein has been an independent consultant since 2006 specializing in human medical diagnostics, biopharmaceuticals and medical devices. He served as President and Chief Operating Officer of Chiron Corporation from 2004 until its acquisition by Novartis in 2006, and from 2002 to 2004 he served as President of Chiron’s Blood Testing Division. From 2000 to 2002, he was a general partner at Windamere Venture Partners, a private venture capital investment fund. From 1997 to 2001, he served as President and Chief Executive Officer at Applied Imaging Corporation, and from 1999 until 2002, he also served as Chairman of the Board of Applied Imaging. From 1986 to 1997, Dr. Goldstein served in various executive positions at Johnson & Johnson, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics. Dr. Goldstein previously served as Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc., a drug discovery and development company, from March 2010 until August 2017. Dr. Goldstein holds a B.A. in biology from Rider University and an M.S. in immunology and a Ph.D. in microbiology from St. John’s University.

As a former executive of several life sciences companies and member of other health care industry public company boards, Dr. Goldstein has extensive industry experience in management, strategy, operations, business development, and capital equipment sales and marketing. Dr. Goldstein also has relevant scientific, research and development and manufacturing expertise.

Under our Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

How Votes Are Counted

Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. To be elected, directors must receive a majority of votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. You may vote either “FOR” or “AGAINST” each director nominee or you may abstain. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TWO NOMINEES FOR CLASS III DIRECTOR LISTED ABOVE.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED ACCURAY INCORPORATED 2016 EQUITY INCENTIVE PLAN TO

INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

We are asking our stockholders to approve an amended and restated version of the Accuray Incorporated 2016 Equity Incentive Plan (the “2016 Plan”) solely to increase the shares of common stock reserved for issuance thereunder. The 2016 Plan was initially adopted in 2016. Subject to our stockholders’ approval at the Annual Meeting, our Board adopted the amended and restated version of the 2016 Plan (the “Amended 2016 Plan”) based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). If approved by our stockholders, the Amended 2016 Plan will replace the current version of the 2016 Plan (the “Existing 2016 Plan”).

The Amended 2016 Plan would increase the shares of our common stock reserved for issuance thereunder by 6,500,000 shares. If the Amended 2016 Plan is approved by our stockholders, the total number of shares of our common stock that will be reserved for issuance under the Amended 2016 Plan will be (i) 10,500,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “2007 Plan”), as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101. The amendment would not make any other changes to the Existing 2016 Plan.

As further described below, the 2016 Plan provides for grants of equity awards to executives and employees of Accuray as well as non-employee directors and consultants. The purpose of the 2016 Plan is to provide equity incentives to executives, employees, non-employee directors and consultants in order to align their interests with long-term stockholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. We believe that increasing the number of shares issuable under the 2016 Plan is necessary in order to allow Accuray to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders. We rely on equity awards to retain and attract key employees and non-employee Board members and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of Accuray depend. The availability of an adequate number of shares available for issuance under the 2016 Plan is an important factor in fulfilling these purposes.

We expect the number of shares of our common stock to be reserved for issuance under the Amended 2016 Plan to be sufficient to permit us to continue granting equity-based compensation at appropriate levels for the next two years. The following factors were considered by the Compensation Committee and the Board when determining the number of shares of our common stock to reserve for issuance under the Amended 2016 Plan:

•

Historical Grant Practices. The Compensation Committee and the Board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2016, 2017, and 2018, we granted equity awards covering 3,148,375 shares, 2,999,191 shares, and 3,030,914 shares of our common stock, respectively, for a total of approximately 9,178,480 shares over that three-year period.

•

Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which shares of our common stock will be issued under the Amended 2016 Plan: (i) the shares of our common stock available for issuance in the form of new grants under the 2016 Plan and (ii) forecasted future grants, determined based on our stock price and the competitive dollar value to be delivered to the participant. However, we determine the size of equity awards to be granted based on such value, and therefore, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants.

•

Number of Shares Remaining under Stock Incentive Plans. As of June 30, 2018, we had three outstanding stock incentive plans: the 2016 Plan, the 2007 Plan, and the 1998 Stock Incentive Plan (the “1998 Plan”). As of June 30, 2018, the number of shares of our common stock that remained available for issuance in the form of new grants under the 2016 Plan was 800,305 plus any shares of our common stock subject to outstanding equity awards granted under our 2016 Plan and 2007 Plan that are added or return to the 2016 Plan under the 2016 Plan’s terms and (ii) there were no shares of our common stock that remained available for issuance under our 2007 Plan and 1998 Plan. As of the same date, the total number of shares of our common stock covered by outstanding equity awards under our existing stock incentive plans was 7,844,000, which consisted of (i) 2,684,000 shares of our common stock subject to outstanding, unexercised options (with a weighted average exercise price of $5.26 and a weighted term of 6.16 years) and (ii) 5,160,000 shares of our common stock subject to outstanding unvested awards of restricted stock units (“RSUs”), market-based performance units (“MSUs”), and other performance units (“PSUs”). As of August 31, 2018, there have been no material changes to the foregoing numbers.

•	Proxy Advisory Firm Guidelines. In light of our significant institutional stockholder base, the Compensation Committee and the Board considered proxy advisory firm guidelines.

If stockholders do not approve the increase in shares, we will continue to grant equity awards under the terms of the 2016 Plan as currently in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED 2016 PLAN.

Summary of the Amended 2016 Plan

The following paragraphs provide a summary of the main features of the Amended 2016 Plan and its operation. However, this summary does not provide a complete description of all of the Amended 2016 Plan’s provisions and is qualified in its entirety by the specific language of the Amended 2016 Plan. A copy of the Amended 2016 Plan is provided as Appendix A to this Proxy Statement.

Purposes of the Amended 2016 Plan

The purposes of the Amended 2016 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.

Shares Available for Issuance

Subject to the adjustment provisions contained in the Amended 2016 Plan, our stockholders are being asked to approve an increase in the number of shares of our common stock available for issuance under the Amended 2016 Plan by 6,500,000. If approved, the total number of shares of our common stock that will be reserved for issuance under the Amended 2016 Plan will be (i) 10,500,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2007 Plan as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101. The shares of our common stock may be authorized, but unissued or reacquired common stock.

If any award granted under the Amended 2016 Plan expires or becomes unexercisable without having been exercised in full or is forfeited to or repurchased by us due to failure to vest, then the expired, unexercised, forfeited, or repurchased shares of our common stock subject to such award will become available for future grant or sale under the Amended 2016 Plan. With respect to the exercise of stock appreciation rights, the gross shares of our common stock issued pursuant to a stock appreciation right will cease to be available under the Amended 2016 Plan. Shares of our common stock used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the Amended 2016 Plan. If an award is paid out in cash rather than shares of our common stock, such payment will not reduce the number of shares of our common stock available for issuance under the Amended 2016 Plan.

For purposes of determining the number of shares of our common stock that remain available for issuance under the Amended 2016 Plan and the number of shares of our common stock returned to the Amended 2016 Plan’s share reserve, each share subject to an award other than an option, a stock appreciation right, or any other award that is based solely on an increase in value of the shares following the grant date will count as 1.71 shares.

Limitations

The Amended 2016 Plan contains annual grant limits that were originally intended to satisfy the “performance-based compensation” provisions of Section 162(m). The “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain the following limits to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, the number of shares of our common stock covered by and the initial value of awards that can be issued to any particular employee or consultant under the Amended 2016 Plan in any fiscal year are limited to the amounts set forth below:

Award Type	Annual Number of Shares or Dollar Value
Stock Options	Maximum of 4,000,000 shares of our common stock
Stock Appreciation Rights	Maximum of 4,000,000 shares of our common stock
Restricted Stock	Maximum of 2,000,000 shares of our common stock
Restricted Stock Units	Maximum of 2,000,000 shares of our common stock
Performance Shares	Maximum of 2,000,000 shares of our common stock
Performance Units	Maximum initial value of $10,000,000

The Amended 2016 Plan also provides that in any fiscal year, a non-employee board member may not be granted awards with a grant date fair value (determined in accordance with GAAP) exceeding $500,000. Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in the corporate structure affecting our common stock, the Amended 2016 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2016 Plan, will adjust the number and class of shares that may be delivered under the Amended 2016 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Administration

The Board has delegated administration of the Amended 2016 Plan to the Compensation Committee. The Board and the Compensation Committee may further delegate administration of the Amended 2016 Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the 2016 Plan. For purposes of this summary of the Amended 2016 Plan, the term “administrator” will refer to the Board or any committee designated by the Board to administer the Amended 2016 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Amended 2016 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; to approve forms of award agreements for use with the Amended 2016 Plan; to modify or amend each award (subject to the repricing restrictions of the Amended 2016 Plan), including to accelerate vesting or waive forfeiture restrictions; and to interpret the provisions of the Amended 2016 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Amended 2016 Plan. The administrator will issue all awards pursuant to the terms and conditions of the Amended 2016 Plan.

The administrator may not implement a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entity selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.

Eligibility

All types of awards may be granted to our non-employee directors and to employees and consultants of any parent, subsidiary, or affiliate corporation of ours. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. As of June 30, 2018, we had approximately 998 employees (including one employee director), seven non-employee directors, and 136 consultants.

Stock Options

An option gives a participant the right to purchase a specified number of shares of our common stock for a fixed exercise price during a specified period of time. Each option granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the option and the other terms and conditions of the option, consistent with the requirements of the Amended 2016 Plan.

The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on the Nasdaq Stock Market.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, but an option granted under the Amended 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such option is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control (as defined in the Amended 2016 Plan). However, an option may be granted without regard to this minimum vesting limitation as long as the shares subject to such option would not represent more than 5% of the shares subject to all outstanding options, stock appreciation rights, and awards of restricted stock units under the Amended 2016 Plan.

Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following a termination of the participant’s service for reasons other than death or disability (and if the participant dies within the 3-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the Amended 2016 Plan. In no event will the option be exercisable after the end of the option’s term.

The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).

The Amended 2016 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares of our common stock to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in shares of our common stock, or a combination of both. Each stock appreciation right granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, but a stock appreciation right granted under the Amended 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such stock appreciation right is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control. However, a stock appreciation right may be granted without regard to this limitation as long as the shares subject to such stock appreciation right would not represent more than 5% of the shares subject to all outstanding options, stock appreciation rights, and awards of restricted stock units under the Amended 2016 Plan.

The term of a stock appreciation right may not be more than ten years. The terms and conditions relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares of our common stock that vest in accordance with the terms and conditions established by the administrator in its sole discretion. Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and the other terms and conditions of the award.

Unless the administrator provides otherwise, participants holding shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

A restricted stock unit represents a right to receive cash or a share of our common stock if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and other terms and conditions of the award.

The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, but an award of restricted stock units granted under the Amended 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such award is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control. However, an award of restricted stock units may be granted without regard to this minimum vesting limitation as long as the shares subject to such award would not represent more than 5% of the shares subject to all outstanding options, stock appreciation rights, and awards of restricted stock units under the Amended 2016 Plan.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce, or waive any performance objectives or other vesting provisions for such performance units or performance shares, but may not increase the amount payable at a given level of performance.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, shares of our common stock (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.

A participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.

Performance Goals

The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the Amended 2016 Plan may be made subject to the attainment of performance goals relating to one or more business criteria that were originally intended to qualify for the “performance-based compensation” exception under Section 162(m). As noted earlier in this proposal, the “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain provisions relating to Section 162(m) that no longer apply to future equity awards so as to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, provisions in the Amended 2016 Plan that permitted awards to be granted or earned based on achievement of pre-established performance criteria that had previously been approved by stockholders remain in the plan, but no longer have any practical effect.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) for any grandfathered awards, following the completion of each performance period applicable to such awards, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Awards generally are not transferable other than by will or by the laws of descent or distribution. However, the administrator may permit an award other than an incentive stock option to be assigned or transferred during a participant’s lifetime (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement, (ii) to a “family member” (within the meaning of Form S-8 under the Securities Act of 1933, as amended) in connection with the participant’s estate plan, or (iii) or as required by law.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of our company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Amended 2016 Plan provides that, in the event of a merger or Change in Control, each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, unless the applicable award agreement provides otherwise, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that has elapsed as of immediately prior to the transaction), and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to our non-employee directors that are assumed or substituted for in a merger or Change in Control, upon the termination of a non-employee director’s service as a director of ours or the successor corporation (other than a voluntary resignation that is not made at the acquirer’s request), then (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that elapsed as of immediately prior to the transaction) and all other terms and conditions will be deemed met.

Forfeiture Events

Each award under the Amended 2016 Plan will be subject to any clawback policy of ours, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events.

The Amended 2016 Plan includes a recoupment policy, which provides that in the absence of a clawback policy, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company’s Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law.

The administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy, the recoupment policy described above, or applicable laws.

Termination or Amendment

The Amended 2016 Plan will automatically terminate ten years from the date that the Existing 2016 Plan was adopted by the Board, unless terminated at an earlier time by the Board. The administrator may amend, alter, suspend, or terminate the Amended 2016 Plan at any time; provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended 2016 Plan. The summary is based on existing U.S. laws and regulations as of the Record Date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares of our common stock acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares of our common stock on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares of our common stock on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares of our common stock acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares of our common stock acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares of our common stock issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares of our common stock received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended 2016 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the Amended 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. For tax years beginning before January 1, 2018, compensation in excess of $1,000,000 could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m); however, this exemption has been repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that has not been materially modified after that date.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The benefits that will be awarded or paid under the Amended 2016 Plan are not currently determinable. Any future awards granted to eligible participants under the Amended 2016 Plan will be made at the discretion of the administrator, and no such determination as to future awards or who might receive them has been made.

Existing Plan Benefits to Employees and Directors

The number of awards that an employee, director, or consultant may receive under the Amended 2016 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the Existing 2016 Plan during the fiscal year 2018 to each of our named executive officers; executive officers, as a group; directors who are not employees, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs, PSUs, and MSUs (at target) granted under the Existing 2016 Plan during the fiscal year 2018 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of shares subject to such options, RSUs, PSUs, and MSUs.

	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to RSUs, PSUs, and MSUs Granted	Dollar Value of Options and RSUs, PSUs, and MSUs Granted(1)
Joshua H. Levine President and Chief Executive Officer	312,000	$4.00	400,000	$2,055,611.80

Kevin M. Waters Senior Vice President, Chief Financial Officer	113,750	$4.00	136,500	$713,599.25

Lionel Hadjadjeba Senior Vice President, Chief Commercial Officer	87,500	$4.00	105,000	$548,922.50

Andy Kirkpatrick Senior Vice President, Global Operations	56,800	$4.00	68,200	$356,475.02

Alaleh Nouri Senior Vice President, General Counsel and Corporate Secretary	72,500	$4.00	87,000	$454,821.50

Executive officers as a group	642,550	$4.00	796,700	$4,129,430.07

Non-employee director group	—	—	196,879	$1,024,988.35

Non-executive officers employee group	152,975	$4.58333	1,241,810	$6,049,509.60

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

How Votes are Counted

The Amended 2016 Plan must be approved by a majority of the votes cast, meaning that the Amended 2016 Plan will be approved only if the number of votes “FOR” approval of the Amended 2016 Plan exceeds the number of votes “AGAINST” approval of the Amended 2016 Plan. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the proposal regarding the Amended 2016 Plan, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN.

PROPOSAL THREE

APPROVAL OF THE AMENDED AND RESTATED ACCURAY INCORPORATED 2007 EMPLOYEE STOCK PURCHASE PLAN TO

INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

We are asking our stockholders to approve an amended and restated version of the Accuray Incorporated 2007 Employee Stock Purchase Plan (the “ESPP”). The ESPP was initially adopted in 2007 and subsequently was amended in 2014 and 2016. The Board has approved an amended and restated version of the ESPP, the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “Amended ESPP”), subject to approval from the stockholders at this Annual Meeting. If the stockholders approve the Amended ESPP, the Amended ESPP will replace the current version of our ESPP (the “Existing ESPP”), effective as of the offering period commencing on December 1, 2018.

The Amended ESPP would increase the shares of our common stock reserved for issuance thereunder by 3,500,000 shares. If the Amended ESPP is approved by our stockholders, the total number of shares of our common stock that will be reserved for issuance under the Amended ESPP will be 10,763,101 shares (inclusive of the foregoing 3,500,000 share increase). The amendment would not make any other changes to the Existing ESPP.

The ESPP is a significant component of our equity incentive program and provides our employees the opportunity to buy shares of our common stock at a discount through payroll deductions. We believe that offering an employee stock purchase program is crucial to our ability to continue to successfully compete for top talent in the technology industry and aligns the interests of employees and stockholders by enabling employees to acquire an ownership stake in the Company. Therefore, if stockholders do not approve the Amended ESPP, our ability to offer competitive compensation to existing employees and qualified candidates may be limited by the remaining shares available for issuance under the Existing ESPP.

We expect the number of shares of our common stock to be reserved for issuance under the Amended ESPP to be sufficient to permit us to continue offering our employees the opportunity to buy shares of our common stock at a discount for the next three years. In determining the number of shares of our common stock to reserve for issuance under the Amended ESPP, the Compensation Committee and the Board considered the historical number of shares of common stock purchased by our employees under the Existing ESPP.

If stockholders do not approve the increase in shares, we will continue to offer shares of common stock to our employees under the terms of the Existing ESPP as currently in effect. As of June 30, 2018, only 459,389 shares of our common stock remained available for issuance thereunder.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN.

Additional Information Regarding the ESPP

•

The actual number of shares of our common stock that will be purchased under the Amended ESPP cannot be determined because such number will depend on a number of indeterminable factors (including the number of participants, the rates at which participants make contributions to the Amended ESPP, and the market price of our common stock). However, in fiscal years 2016, 2017, and 2018, the numbers of shares of our common stock purchased under the ESPP were 729,259 shares, 870,037 shares, and 921,583 shares, respectively.

•

368 employees participated in the most recently completed offering period, purchasing approximately 473,827 shares of our common stock (with an approximate value of $2.08 million on the date of purchase) at a purchase price of $3.70270 per share. As of June 30, 2018, approximately 883 employees were eligible to participate in the ESPP.

•	As of June 30, 2018, there were 384 employees participating in the offering period then in progress under the ESPP.

Summary of the Amended ESPP

The following paragraphs provide a summary of the principal features of the Amended ESPP and its operation. However, this summary is not a complete description of all of the provisions of the Amended ESPP and is qualified in its entirety by the specific language of the Amended ESPP. A copy of the Amended ESPP is provided as Appendix B to this Proxy Statement.

General

The purpose of the Amended ESPP is to provide eligible employees with an opportunity to purchase shares of our common stock through contributions, generally through payroll deductions. The Amended ESPP permits the Board or the Compensation Committee (referred to herein as the “administrator”) to grant purchase rights that qualify for preferential tax treatment under Code Section 423 (the “423 Component”). In addition, the Amended ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 (the “Non-423 Component”), pursuant to rules, procedures or sub-plans adopted by the Board or a committee of the Board (including the Compensation Committee) administering the Amended ESPP that are designed to achieve desired tax or other objectives.

Administration

The Amended ESPP will be administered by the Board or a committee consisting of at least two members of the Board, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee currently administers the Amended ESPP, but the Board may at any time exercise the rights and duties of the administrator of the Amended ESPP.

Subject to the terms and conditions of the Amended ESPP, the administrator has the power to interpret the Amended ESPP and the terms of the options; to adopt, interpret, amend, or revoke any rules for the administration, interpretation, and application of the Amended ESPP; to delegate ministerial duties to any of the Company’s employees; to designate separate offerings under the Amended ESPP; to designate subsidiaries of the Company as participating in the 423 Component or Non-423 Component; to determine eligibility; to adjudicate all disputed claims filed under the Amended ESPP; to adopt rules and procedures regarding eligibility to participate, the definition of “compensation” for purposes of the Amended ESPP, handling of contributions, making of contributions to the Amended ESPP, establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements; to determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Amended ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Amended ESPP or the same offering to employees resident solely in the U.S.; and to utilize the services of an agent to assist in the administration of the Amended ESPP. All actions taken and all interpretations and determinations made by the administrator will be final and binding upon all participants, the Company and all other interested persons.

Eligibility

Generally, our employees and the employees of our designated subsidiaries who customarily work more than 20 hours per week and more than five months per calendar year are eligible to participate in the Amended ESPP. However, no employee is eligible to participate in the Amended ESPP if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Amended ESPP) representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our parent or subsidiary corporations. In addition, no employee is permitted to participate if the rights of the employee to purchase our common stock under the Amended ESPP and all similar purchase plans maintained by us or our subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. As of June 30, 2018, approximately 883 employees were eligible to participate in the ESPP.

Shares Reserved

Subject to certain adjustments set forth in the Amended ESPP, our stockholders are being asked to approve an increase to the number of shares of our common stock reserved for issuance under the ESPP equal to 3,500,000 shares. If the Amended ESPP is approved by our stockholders, the total number of shares of our common stock that will be reserved for issuance under the Amended ESPP will be 10,763,101 shares (inclusive of the foregoing 3,500,000 share increase).

Enrollment

Eligible employees become participants in the Amended ESPP by executing a subscription agreement and filing it with us 15 days (or such shorter or longer period as may be determined by the Amended ESPP’s administrator) prior to the applicable enrollment date. By enrolling in the Amended ESPP, a participant is deemed to have elected to purchase the maximum number of whole shares of our common stock that can be purchased with the compensation withheld during each offering period for which the participant is enrolled. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with the Company or one of the Company’s designated subsidiaries terminates.

Terms

Offerings; exercise dates. The Amended ESPP will have successive offering periods, with the length of each offering period determined by the administrator up to a maximum of 27 months. As currently operated, a new 12-month offering period will begin on June 1st and December 1st of each year during the term of the Amended ESPP. Each offering period will have two successive purchase periods (each approximately 6 months in length). Purchases will be made once during each purchase period on the last trading day of such purchase period (the “exercise date”). If the fair market value of a share of our common stock on the exercise date is less than the fair market value of a share of our common stock on the first trading day of the offering period, participants will be withdrawn from such offering period following their purchase of shares on the exercise date and will be automatically re-enrolled in a new offering period. The Amended ESPP’s administrator may change the duration and timing of offering periods and purchase periods under the Amended ESPP.

Price and payment. Employees electing to participate in the Amended ESPP will authorize payroll deductions made on each pay day during each offering period until the employee instructs us to stop the deductions or until the employee’s employment is terminated. Participants may contribute from 1% to 10% of their compensation through payroll deductions, and the accumulated deductions will be applied to the purchase of shares of our common stock on each exercise date. Compensation for purposes of the Amended ESPP includes an employee’s base straight time gross earnings and commissions but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. A participant generally may not make contributions into his or her account other than through payroll deductions. During an offering period, a participant generally may change the rate of payroll deductions, including reducing the contribution rate to 0%, but the administrator has the discretion to limit the type and number of such rate changes during any offering period. Participant contributions are generally credited to the participant’s account, withheld in whole percentages (from 1% to 10% of “compensation”), and are included with the Company’s general funds.

The purchase price per share of our common stock generally will be equal to 85% of the fair market value of a share of our common stock on the first trading day of the applicable offering period or, if lower, 85% of the fair market value of a share of our common stock on the last trading day of the applicable purchase period. No employee is permitted to purchase more than 2,500 shares during each purchase period. The administrator has the ability to change the purchase price per share of our common stock and purchase limits for future offering periods. The fair market value of a share of our common stock on any date generally will equal the closing sales price of a share on The Nasdaq Stock Market for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Amended ESPP’s administrator may deem reliable for such purposes.

Termination of participation. Employees may withdraw from an offering period and end their participation in the Amended ESPP at any time during the offering period. Once a participant withdraws from an offering period, however, that participant may not participate again in the same offering period and would be required to deliver a new subscription agreement to the Company in order to participate in a future offering period. In addition, participation in the Amended ESPP automatically will end in the event a participant ceases to qualify as an eligible employee for any reason. Upon termination of participation in the Amended ESPP, the former participant’s payroll deductions not already used to purchase shares of our common stock under the Amended ESPP will be returned to him or her.

Adjustments

In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s common stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company, appropriate adjustments will be made to the number of shares of our common stock available for issuance under the Amended ESPP, the purchase price and number of shares of our common stock covered by options outstanding under the Amended ESPP, and the maximum number of shares of our common stock that may be purchased by each participant during each purchase period.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the administrator will shorten any purchase periods then in progress by setting a new purchase date and any offering periods will end on the new purchase date. The new purchase date will be prior to the dissolution or liquidation. If the administrator shortens any purchase periods then in progress, the administrator will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares of our common stock under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Merger or Change in Control

In the event of a merger or Change in Control (as defined in the Amended ESPP), the outstanding rights under the Amended ESPP will be assumed or an equivalent right substituted by the successor company or its parent or subsidiary. If the successor company or its parent or subsidiary refuses to assume the outstanding rights or substitute an equivalent right, then the purchase period then in progress will be shortened by setting a new exercise date prior to the effective date of the transaction and all outstanding purchase rights will automatically be exercised on the new exercise date. The purchase price will be equal to 85% of the fair market value of a share of our common stock on the first trading day of the applicable offering period in which an acquisition occurs or, if lower, 85% of the fair market value of a share of our common stock on the date the purchase rights are exercised.

Termination or Amendment

The Board may at any time and for any reason terminate or amend the Amended ESPP. Generally, no amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant’s consent, provided that an offering period may be terminated by the Board if it determines that the termination of the offering period or the Amended ESPP is in the best interests of our company and our stockholders. To the extent necessary to comply with Section 423 of the Code, we will obtain stockholder approval of any amendment to the Amended ESPP.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Amended ESPP’s administrator may change the offering periods or purchase periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, and establish such other limitations or procedures as it determines consistent with the Amended ESPP. In addition, in the event the Board determines that the ongoing operation of the Amended ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Amended ESPP to reduce or eliminate such accounting consequence. Such modifications or amendments will not require stockholder approval or the consent of any of the Amended ESPP’s participants.

The Amended ESPP will remain in effect until terminated by the Amended ESPP’s administrator.

Plan Benefits

Participation in the Amended ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Amended ESPP are not determinable. Non-employee directors are not eligible to participate in the Amended ESPP. No purchases have been made under the Amended ESPP since its adoption by the Board.

Summary of U.S. Federal Income Tax Consequences

The following brief summary of the effect of the U.S. federal income taxation upon the participant and the Company with respect to the shares of our common stock purchased under the Amended ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Amended ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of our common stock purchased under the Amended ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares of our common stock are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares of our common stock at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares of our common stock as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares of our common stock are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares of our common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of our common stock prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED ESPP. IT DOES

NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

How Votes Are Counted

The Amended ESPP must be approved by a majority of the votes cast, meaning that the Amended ESPP will be approved only if the number of votes “FOR” approval of the Amended ESPP exceeds the number of votes “AGAINST” approval of the Amended ESPP. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the proposal regarding the Amended ESPP, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR

ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY” VOTE)

General

We are submitting to our stockholders for approval, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs,” or each, an “NEO”) as disclosed in this Proxy Statement in accordance with the SEC’s rules (a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in “Compensation Discussion and Analysis”, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. We have held a say-on-pay vote annually since our first say-on-pay vote in 2011 and our next say-on-pay vote will be held at next year’s annual meeting of stockholders.

The Compensation Committee considers the results of each annual stockholder advisory vote on the compensation of our NEOs and stockholder feedback on our executive compensation program. We reached out and held meetings, before our 2017 Annual Meeting of Stockholders, with our largest institutional and other stockholders holding in the aggregate over 20% of our outstanding common stock as of June 30, 2017 to discuss their views about our executive compensation policies and practices as well as other matters. Although we received stockholder support for our say-on-pay proposals in 2014 and 2015, we received less than majority stockholder support for our 2016 say-on-pay proposal. After consideration of the stockholder feedback we received for our fiscal 2016 executive compensation program, we made certain changes to our executive compensation program for fiscal 2017 and received strong support from our stockholders for the compensation of the then-named executive officers at our 2017 Annual Meeting of Stockholders, with approximately 97.9% of the votes cast for approval of the say-on-pay proposal. The Compensation Committee carefully evaluated the results of the fiscal 2017 say-on-pay vote in connection with its annual review of our executive compensation program more generally. After consideration, given the strong support from stockholders at our fiscal 2017 say-on-pay vote, no material changes to our executive compensation programs, policies, and practices for fiscal 2018 were made in response to the say-on-pay vote.

Summary of Fiscal 2018 Executive Compensation Program

Our executive compensation program is designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis” below:

•	We link pay to performance.

•

We target our NEO base salaries at the middle of the competitive market (as reported in the Radford January 2017 High-Tech Industry Survey) for companies with $200 million to $1 billion in annual revenue and based on an analysis of the compensation practices of a peer group of 16 medical device companies with whom we compete for executive talent, which are in our industry sector and/or which have comparable financial and organizational characteristics. In an effort to maintain this positioning for fiscal 2018, the base salary of our Chief Executive Officer (“CEO”) and other NEOs, which varied by individual, were maintained at their final fiscal 2017 levels.

•	The fiscal 2018 annual bonus pool was funded, in accordance with the funding methodology established at the beginning of the year, at approximately 67% of the target level. Each NEO’s annual bonus was based solely on our actual performance as measured against three performance measures and the Compensation Committee did not exercise any discretion to decrease the award for any executive. Accordingly, for fiscal 2018, each NEO received approximately 67% of his or her target bonus opportunity, ranging from $158,790 to $570,840.

•

Our executives, including our NEOs, were granted market stock unit (“MSU”) awards in fiscal 2018 providing for the opportunity to earn shares of our common stock based on our actual total stockholder return (“TSR”) as measured against the Russell 2000 Index over two-year and three-year performance periods. A target number of 267,000 shares are subject to the MSU award granted to our CEO and an aggregate target number of 264,500 shares are subject to the MSU awards granted to our other NEOs.

•

With respect to the MSU awards granted in fiscal 2016, the Compensation Committee calculated the number of shares of our common stock earned using a sliding scale based on stock price performance above and below the Russell 2000 Index, up to a maximum of 150% of the target number of shares. There were two performance periods, each beginning on November 1, 2015. The first performance period ended October 31, 2017 and the second performance period ends on October 31, 2018. For the first performance period, the Compensation Committee determined that the performance requirements were not met and all shares reserved for issuance with respect to the first performance period under the fiscal 2016 MSU program were cancelled.

•

We have reasonable employment agreements. Each NEO’s employment agreement has reasonable post-employment cash payment and benefit levels and contains a “double trigger” acceleration provision for unvested and unearned equity awards in the event of a change in control of the Company. For the terms of the employment agreements for our CEO and the other NEOs, please refer to the information set forth under “Employment, Change in Control and Severance Arrangements”.

•

We mitigate unnecessary compensation-related risk. We have implemented robust Board and management-level processes to identify compensation-related risks, and we mitigate undue risk with business controls, including limits on payout levels under our annual cash incentive award plan and a compensation recovery (“clawback”) policy that applies to both our annual cash incentive award and long-term incentive compensation plans.

•

We have strong corporate governance standards. The Compensation Committee has retained an independent compensation consultant and makes use of various analytical tools as part of its annual executive compensation review.

•

We have adopted stock ownership requirements. The Compensation Committee believes it is important for our executives, including our NEOs, and non-employee directors to hold a minimum amount of our equity securities in order to align their interests with those of our stockholders. Consistent with this belief, we have adopted stock ownership requirements for our executives and non-employee directors. All of our executive officers and non-employee directors are in compliance with these stock ownership requirements or are on track to be in compliance within the applicable timeframe specified in such requirements.

•

No hedging or pledging transactions allowed. Our insider trading policy prohibits all of our employees, including our NEOs, and our non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, engaging in short sales, engaging in transactions in derivative securities, or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.

•	We do NOT engage in the following compensation practices:

•	We generally do not provide perquisites or other personal benefits to our NEOs, except for those who are employed internationally in accordance with local customs.

•

We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our senior executives, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations.

•	We do not provide excise tax gross-ups.

The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

How Votes Are Counted

The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.

Because your vote is advisory, it will not be binding on the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and approving our executive compensation program, and the Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Board’s Recommendation

Based on the information provided above and within “Compensation Discussion and Analysis” in this Proxy Statement, we request that you indicate your support for our executive compensation philosophy, policies and practices by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Company’s 2018 Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative compensation disclosures.”

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of our Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2019. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.

Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019 is not required by law, the Nasdaq Stock Market listing requirements, our Amended and Restated Certificate of Incorporation, or our Amended and Restated Bylaws (“Bylaws”). However, our Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2018. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2018 and 2017 are as follows:

	Fiscal Year Ended June 30,
Service Category	2018	2017
Audit Fees(1)	$2,274,006	$1,929,814
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$2,274,006	$1,929,814

(1)

Audit fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of consents and fees for statutory audits.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of our consolidated financial statements included in our Annual Report, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

How Votes Are Counted

The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2019.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.

Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2018, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2018 with our management.

2.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X.

3.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Joseph E. Whitters, Chairperson

Elizabeth Dávila

Robert S. Weiss

The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

COMPENSATION COMMITTEE REPORT

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.

2.

Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Louis J. Lavigne, Jr., Chairperson

Elizabeth Dávila

Jack Goldstein, Ph.D.

Beverly A. Huss

The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the fiscal 2018 compensation program for our Named Executive Officers (“NEOs”), which includes our principal executive officer, our principal financial officer and our other three most highly-compensated executive officers who at fiscal year-end were as follows:

•	Joshua H. Levine, our President and CEO (our “CEO”);

•	Kevin Waters, our Senior Vice President and CFO (who resigned from the Company effective October 1, 2018) (our “CFO”);

•	Lionel Hadjadjeba, our Senior Vice President and Chief Commercial Officer;

•	Andy Kirkpatrick, our Senior Vice President, Global Operations; and

•	Alaleh Nouri, our Senior Vice President, General Counsel and Corporate Secretary (who resigned from the Company effective July 6, 2018).

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2018. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at its specific compensation decisions for our NEOs in fiscal 2018, and discusses the key factors that the Compensation Committee considered in determining NEO compensation, which included stockholder feedback and the results of our fiscal 2017 say-on-pay vote.

Executive Summary

Fiscal 2018 Business Highlights

In fiscal 2018, we achieved financial results that were lower than expected, including the following:

•

Generated gross system dollars to backlog of $298.6 million (measured on a constant foreign currency basis using exchange rates set in the fourth quarter of fiscal 2017), which was 96% of the pre-established target level under our Performance Bonus Plan;

•

Achieved total revenue of $396.3 million (measured on a constant foreign currency basis using exchange rates set in the fourth quarter of fiscal 2017), which was 98% of the pre-established target level under our Performance Bonus Plan; and

•	Achieved adjusted EBITDA (excluding bonus accrual and certain other costs) of $25.1 million, which was 56% of the pre-established target level under our Performance Bonus Plan.

The impact of our performance on the fiscal 2018 annual cash incentive award opportunities of our NEOs is described in the next section and further discussed under the heading “Fiscal 2018 Performance Bonus Plan Performance Objectives” below.

Fiscal 2018 Executive Compensation Highlights

Based on its desire to incentivize and retain our senior leadership team for fiscal 2018, which it believes embodies the appropriate experience and skills to successfully execute our long-term business objectives, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) took the following actions with respect to the compensation of our NEOs:

•	Base salaries—As part of its annual compensation review, annual base salaries remained the same as their final fiscal 2017 base salaries.

•

Annual cash incentive awards—Selected gross orders to backlog, revenue, and adjusted EBITDA as the performance measures for our Performance Bonus Plan for fiscal 2018. Based on our actual performance with respect to each of these measures for fiscal 2018, determined that the fiscal 2018 annual cash incentive award payouts under our Performance Bonus Plan for our NEOs, collectively, would equal approximately 67% of their aggregate target annual cash incentive award opportunity. Specifically, for fiscal 2018, our NEOs (other than our CEO) received annual cash incentive award payouts in amounts ranging from $158,790 to $228,657, with our CEO receiving a payout in the amount of $570,840.

•

MSU program—Approved an MSU program for fiscal 2018 (the “2018 MSU Program”), which provides that the target number of shares of our common stock subject to such awards will be earned, if at all, based on our total stockholder return (“TSR”) measured against the Russell 2000 Index over two-year and three-year performance periods ending on October 31, 2019 and October 31, 2020, respectively. Specifically, our NEOs (other than our CEO) received MSU awards ranging from a target number of 45,500 shares to 91,000 shares of our common stock, with our CEO receiving an MSU award for a target number of 267,000 shares of our common stock.

•

Annual “refresh” equity awards—Consistent with our compensation philosophy that equity awards increase our NEOs’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and tying a significant portion of their total compensation to our stock price performance, the Compensation Committee and, in the case of our CEO, the independent members of the Board, granted to our NEOs “refresh” equity awards, using a similar mix to the equity awards granted in fiscal 2017. Specifically, our NEOs (other than our CEO) received annual “refresh” awards consisting of RSUs for amounts ranging from 22,700 shares to 45,500 shares of our common stock and stock options to purchase shares of our common stock at an exercise price of $4.00 per share in amounts ranging from 56,800 shares to 113,750 shares of our common stock. Our CEO received an annual “refresh” award consisting of an RSU for 133,000 shares of our common stock and a stock option to purchase 312,000 shares of our common stock at an exercise price of $4.00 per share.

Fiscal 2017 Say on Pay Vote and Stockholder Engagement

Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs reflecting best practices and geared to building value for the Company’s stockholders. At our 2017 Annual Meeting of Stockholders, approximately 97.9% of votes cast were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program.

In evaluating our compensation program and practices for fiscal 2018, the Compensation Committee was mindful of the support our stockholders expressed for the Company’s efforts to better enhance the link between executive pay and company performance in fiscal 2017. As a result, the Compensation Committee retained its general approach to executive compensation and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation.

We continue to have periodic ongoing discussions with our stockholders to understand their perspectives and to communicate on a variety of corporate governance topics, including executive compensation practices. We value the insights gained from our discussion with our stockholders and find them to be helpful even when points of view vary. The Compensation Committee, as well as the independent members of our Board of Directors, consider stockholder feedback when adopting policies affecting our executive compensation program. We will continue to seek opportunities for dialogue with our stockholders on executive compensation and other matters on an ongoing basis.

“Pay-for-Performance”

We believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. In particular, annual cash incentive award opportunities and long-term incentive compensation in the form of equity awards represent a majority of the target total direct compensation opportunities of our executive officers, including our NEOs, as reflected in the charts below. These variable compensation elements are considered “at risk” as they are directly dependent upon the achievement of pre-established performance objectives and/or stock price performance:

•	Our annual Performance Bonus Plan only funds if we achieve pre-established financial performance objectives, placing our NEOs’ target annual cash incentive opportunities entirely at risk.

•	The ultimate value of our NEOs’ service-based RSU awards and stock options is tied entirely to the performance of our stock price.

•	Our NEOs’ MSU awards are contingent on our TSR performance over two-year and three-year performance periods relative to the TSR performance of the Russell 2000 Index.

The following charts illustrate the allocation of the fiscal 2018 target total direct compensation opportunities for our NEOs between base salary, target annual cash incentive opportunities, and long-term incentive compensation in the form of equity awards, which are further discussed under the heading “Compensation Elements” below.

Chief Executive Officer 2018 Target Pay Mix	Average Other NEO 2018 Target Pay Mix

As reflected in the chart below, based on our performance in fiscal 2018, a significant portion of the “at-risk” cash compensation of our NEOs was not earned because we did not fully achieve the performance measure target levels set forth in our Performance Bonus Plan. As a result, the Performance Bonus Plan was funded at approximately 67% of target and each NEO received only a corresponding percentage of his or her target annual cash incentive award opportunity.

In addition, as a result, at least in part, of our performance in fiscal 2018, no shares of our common stock were earned or issued with respect to the first performance period (beginning on November 1, 2015 and ending on October 31, 2017) under our fiscal 2016 MSU program (“2016 MSU Program”).

FY 2018 NEO Target and Realized Compensation ($ in thousands)

Target total direct compensation includes base salary, target annual cash incentive award opportunity, and the grant date fair value of equity awards but excludes other compensation as reported in the Fiscal 2018 Summary Compensation Table under “Executive Compensation” below. Realized compensation includes base salary paid, the actual cash incentive award paid and the value of time-based RSUs granted prior to, but vesting in, fiscal 2018. None of the MSUs granted in fiscal 2016 were earned for the performance period ending in fiscal 2018 and no stock options were exercised.

Governance Standards and Executive Compensation Practices

We maintain good governance standards in our executive compensation policies and practices. The following policies and practices were in effect in fiscal 2018:

•

“Double-Trigger” Equity Acceleration. Our executive officers’ employment agreements contain “double trigger” acceleration provisions for equity awards, which requires both a change in control of the Company and an involuntary termination of employment before the vesting of outstanding and unvested equity awards is accelerated.

•

Compensation Recovery (“Clawback”) Policy. Each of our Performance Bonus Plan, 2007 Incentive Award Plan, and the 2016 Equity Incentive Plan include provisions allowing for potential recovery of performance-based or incentive compensation paid to our executive officers if (i) we are required to restate our financial results or materially reduce publicly disclosed backlog figures and (ii) the compensation received by our executive officers who received awards under such plans is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

•

Limited Perquisites. Generally, we do not provide perquisites or other personal benefits to our senior executives, including our NEOs, except for Mr. Hadjadjeba who is employed by our Swiss subsidiary and receives certain perquisites and other personal benefits in accordance with local customs. Our executive officers participate in our broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•

No Retirement Plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our senior executives, including our NEOs, except for Mr. Hadjadjeba who is employed by our Swiss subsidiary and receives contributions to a pension fund in accordance with local custom and regulations.

•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.

•

Hedging and Pledging Prohibitions. Our insider trading policy prohibits our employees, including our NEOs, and our non-employee directors from engaging in any speculative transactions in our securities, including purchasing on margin, engaging in short sales, engaging in transactions in derivative securities, or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using our securities as collateral for loans.

•

Stock Ownership Requirements. We have adopted stock ownership requirements for our executive officers and non-employee directors. All of our executive officers and non-employee directors are in compliance with these stock ownership requirements or are on track to be in compliance within the applicable timeframe specified in such requirements.

•

Independent Compensation Committee. Each member of our Compensation Committee is independent under the applicable rules and regulations of the Securities and Exchange Commission, Nasdaq and the Internal Revenue Code applicable to Compensation Committee members.

•	No Tax “Gross-Ups.” We do not provide excise tax “gross-ups” to our executive officers under any circumstances.

•

Separation of Board Chair and CEO Positions. We maintain separation of our Board of Directors Chairperson and Chief Executive Officer positions. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders.

Compensation Philosophy

To achieve our objectives, we need a highly talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executive officers must be capable of fulfilling our long-term business strategy, including expanding the growth of our products into the market.

The overarching compensation philosophy approved by the Compensation Committee for fiscal 2018, consistent with prior years, was to maintain an executive compensation program that emphasizes pay for performance, drives business growth, and links stockholder value and executive interests.

The key objectives of the compensation philosophy include:

•	attracting, retaining, motivating and rewarding the top talent that is necessary to drive future business success;

•	linking short-term rewards with our performance and individual performance; and

•	linking long-term rewards with the creation of stockholder value.

Consistent with this philosophy, a significant portion of our NEOs’ target total direct compensation in fiscal 2018 was comprised of variable cash incentives (i.e., annual bonus opportunities) and equity-based compensation, consisting of MSUs, stock options, and service-based RSUs, in order to align compensation with our business performance and the long-term interests of our stockholders.

The compensation ultimately earned by our NEOs in fiscal 2018 reflects the fact that we did not fully achieve all of our performance objectives for fiscal 2018. As a result of our performance compared to our annual operating plan in fiscal 2018, below-target annual cash incentive awards were earned by our NEOs in accordance with the terms of our Performance Bonus Plan (described below). In addition, as a result of our stock price performance, no shares of our common stock were earned or issued in respect of the first performance period beginning on November 1, 2015 and ending on October 31, 2017 under the 2016 MSU Program.

Compensation Setting Process

The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executive officers, including our NEOs (other than our CEO). The independent members of our Board are responsible for reviewing the performance of our CEO and approving his compensation. The Compensation Committee is also responsible for reviewing and recommending to the Board the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executive officers. For additional information on the Compensation Committee, including the scope of its authority, see “Corporate Governance and Board of Directors Matters—Compensation Committee,” below.

At the beginning of each fiscal year, the Board, after consulting with management, establishes our corporate performance objectives, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than our CEO) and makes decisions with respect to any base salary adjustment, target annual cash incentive award opportunities, and equity awards for our executive officers, including our NEOs (other than our CEO), for the upcoming fiscal year. The independent members of the Board, based on the recommendations of the Compensation Committee, approves the individual performance objectives for our CEO and make decisions with respect to his base salary adjustment, target annual cash incentive award opportunity, and equity awards. After the end of the fiscal year, the Compensation Committee assesses the performance of our executive officers, including our NEOs (other than our CEO), to determine the payouts for the annual cash incentive award opportunities for the previous year, and the independent members of the Board assess the performance of our CEO to determine his annual cash incentive award payout in light of the previously established performance objectives.

Role of Management

To aid in its deliberations, each fiscal year our CEO provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executive officers, including our NEOs (other than himself). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executive officers to evaluate their performance for the prior fiscal year based on the objectives previously approved by the Compensation Committee. Our CEO then presents the results of these evaluations, along with his recommendations with regard to their compensation for the current fiscal year, including base salary adjustments, target annual cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. In advance of making such recommendations, our CEO often reviews market data provided by the Compensation Committee’s compensation consultant and takes into consideration such factors as our compensation philosophy, achievement of individual performance goals and objectives, and internal pay equity.

Our CEO also assists the Compensation Committee in formulating our performance objectives for that fiscal year and the individual performance objectives for each executive officer. The Compensation Committee reviews, discusses and modifies such recommendations as they deem appropriate and then recommends to the Board for approval.

Similarly, our CEO’s performance is reviewed annually by the Compensation Committee as well as the other independent members of the Board as part of their deliberations with respect to his compensation. The

Compensation Committee makes recommendations regarding the compensation of our CEO to the independent members of the Board, who approve all elements of our CEO’s compensation.

Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are determined or reviewed). From time to time, our CFO, General Counsel, and Senior Vice President, Human Resources, may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are discussed).

Role of Compensation Consultant

The Compensation Committee has retained Compensia, Inc. (“Compensia”) as its advisor to provide advice with respect to our executive and non-employee director compensation programs. Compensia advises the Compensation Committee with respect to trends in executive compensation, the development of the Peer Group (as defined below), the determination of compensation programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay, and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Compensia also consults with the Compensation Committee to formulate and design new programs to better align management performance with the interests of our stockholders.

Compensia did not perform any other services for us or the Compensation Committee in fiscal 2018. Based on its review, the Compensation Committee determined that Compensia’s services did not raise any conflict of interest and, after consideration of the factors set forth in the rules of the Securities and Exchange Commission and the Nasdaq Listing Rules, determined that Compensia was independent within the meaning of those rules.

Competitive Positioning

For fiscal 2018, the Compensation Committee determined the compensation of our executive officers, including our NEOs, including the allocation between cash and equity compensation based on an analysis of the data reflected in the Radford January 2017 High-Tech Industry Survey (the “Radford Survey”) for companies with $200 million to $1 billion in annual revenue, as well as an assessment of our performance and compensation practices against a peer group of 16 medical device companies (the “Peer Group”) with whom we compete for executive talent, which are in our industry sector or which have comparable financial and organizational characteristics (collectively, the “Relevant Market Data”). The Peer Group of 16 medical device companies was recommended by Compensia and submitted to the Compensation Committee for its review and approval. The final Peer Group for fiscal 2018 was approved by the Compensation Committee in March 2017.

The criteria used to develop the fiscal 2018 Peer Group include the following:

Primary Factors:

•	Similar business focus (i.e., companies that develop and design highly technical medical devices);

•	Total revenue of approximately $200 million to $1 billion; and

•	Headquartered in the United States.

Secondary Factors:

•	Employee population of up to approximately three and a half times our number of employees; and

•	Market capitalization of up to approximately four times our market capitalization.

The fiscal 2018 Peer Group remained largely the same as the peer group for fiscal 2017, except that Cepheid Inc. was removed as it was acquired and Abaxis Inc. and Exactech, Inc. were added to ensure a sufficiently broad sample of representative companies and because they met many of the selection criteria described above, resulting in a fiscal 2018 Peer Group consisting of the following companies:

Abaxis Inc.	Haemonetics Corp.	NuVasive, Inc.
Analogic Corporation	ICU Medical, Inc.	NxStage Medical, Inc.
AngioDynamics, Inc.	Integra LifeSciences Holdings Corporation	Omnicell, Inc.
CONMED Corporation	Masimo Corporation	ZELTIQ Aesthetics, Inc.
Cynosure Inc.	Merit Medical Systems, Inc.
Exactech, Inc.	Natus Medical Incorporated

The following table summarizes our relative positioning to the fiscal 2018 Peer Group when the Compensation Committee conducted its annual review of our executive compensation program at the end of fiscal 2017.

Criteria	Accuray FY 2017	Target for Peer Group	2018 Peer Group Median (Data as of 6/30/17)
Revenue ($MM)	$383	0.5x - 2.5x	$593
Market Capitalization ($MM)	$359	0.5x - 4.0x	$1,571
Employees	944	0.5x - 3.5x	1,738

The Compensation Committee annually reviews the composition of the Peer Group to ensure it is the most relevant set of companies to use for comparison purposes.

In evaluating the base salaries of our executive officers for fiscal 2018, establishing target annual cash incentive award opportunities and granting equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the Relevant Market Data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.

Tally Sheets

As part of our annual executive compensation approval process, with the assistance of Compensia, the Compensation Committee reviews each executive officer’s compensation history for the past five years or, if an executive officer was hired within the past five years, since his or her date of hire, including each compensation element and how it compared to the Relevant Market Data for the fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each NEO, including base salaries, potential annual cash incentive payouts at minimum and maximum levels, long-term incentive compensation, including the number of shares of our common stock subject to outstanding stock options, RSU and MSU awards granted and the fair value at grant, and the annualized cost of other benefits.

These tally sheets also set forth the accumulated value of the compensation and benefits for each NEO, including the accumulated value of equity awards and the accumulated value of potential payouts under different separation from employment scenarios, including under our post-employment compensation arrangements. Reviewing tally sheets each year facilitates the Compensation Committee’s evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each NEO. For fiscal 2018, the tally sheets served to assist the Compensation Committee and, in the case of our CEO, the independent members of the Board, in understanding the total annual compensation opportunity for each executive officer and relative compensation among our executive officers, but did not affect any specific decision relating to our NEOs’ compensation.

Compensation Elements

During fiscal 2018, the compensation of our executive officers, including our NEOs, consisted of the following elements:

•	base salary;

•	an annual cash incentive award opportunity;

•	equity awards; and

•	other benefits.

Base Salary

We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executive officers, including our NEOs. We use base salary to fairly and competitively compensate our executive officers for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.

The Compensation Committee and, in the case of our CEO, the independent members of the Board, makes adjustments to base salary when it believes there is a deviation from market based on a review of the Relevant Market Data, when an individual is promoted or assumes an increase in responsibility, or when the Compensation Committee determines that an individual’s performance warrants an adjustment. The Compensation Committee reviews the base salary levels of our executive officers each year to determine whether an adjustment is warranted.

For fiscal 2018, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) maintained the base salaries of our NEOs (including our CEO) consistent with their final fiscal 2017 salary levels. The base salaries of our NEOs for fiscal 2018 were as follows:

Named Executive Officer	Fiscal 2018 Base Salary
Joshua H. Levine	$710,000
Kevin Waters(1)	$435,000
Lionel Hadjadjeba(2)	$568,769
Andy Kirkpatrick	$395,000
Alaleh Nouri(3)	$383,000

(1)	Mr. Waters resigned from the Company effective October 1, 2018.
(2)

Mr. Hadjadjeba’s base salary is paid in Swiss Francs. Effective May 1, 2017 and through fiscal 2018, Mr. Hadjadjeba’s base salary was CHF 551,972. The amount set forth in the table above reflects the conversion from CHF to U.S. dollars using the average exchange rate of 1.03043 for fiscal 2018.

(3)	Ms. Nouri resigned from the Company effective July 6, 2018.

The annual base salaries paid to our NEOs are reported in the Fiscal 2018 Summary Compensation Table under “Executive Compensation” below.

Annual Cash Incentives

Annual cash incentive awards under our Performance Bonus Plan serve to reinforce our performance-based culture. The Compensation Committee believes in providing our executive officers, including our NEOs, with a target total cash compensation opportunity above the market median tied to the achievement of challenging, pre-established corporate performance objectives. Historically, due to the challenging nature of the objectives that the Compensation Committee has established, payouts under our Performance Bonus Plan have averaged approximately 52% of their target level from fiscal 2013 through fiscal 2017. As with base salary, each executive officer’s target annual cash incentive award opportunity is set with reference to his or her performance over the previous fiscal year as evaluated by our CEO or, in the case of our CEO, the independent members of the Board, his or her experience and responsibilities, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, and our CEO’s recommendation with respect to our other NEOs.

During the first quarter of each fiscal year, the Compensation Committee reviews and approves the corporate performance measures and related target levels for the current fiscal year’s annual cash incentive awards and reviews and approves the target annual cash incentive award opportunity for each executive officer, including our NEOs, but excluding our CEO, whose target annual cash incentive award opportunity is reviewed and approved by the independent members of the Board. The table below sets forth the target annual cash incentive award opportunity for each of our NEOs as a percentage of base salary and in absolute dollars. The target annual cash incentive award opportunities, as a percentage of base salary, for fiscal 2018 were unchanged from the final target annual cash incentive award opportunities, as a percentage of base salary, from the prior fiscal year for each NEO. The Compensation Committee recognizes that the performance of certain of our NEOs has a greater potential to directly impact the successful implementation of our overall strategy and achievement of our financial and strategic performance and, given that the Performance Bonus Plan only includes corporate performance objectives, it believes it is appropriate that the target annual cash incentive award opportunities of these executive officers should be higher than the opportunities of the other NEOs.

Fiscal 2018 Performance Bonus Plan Target Annual Cash Incentive Award Opportunities

	Target
Named Executive Officer	(%)	($)
Joshua H. Levine	120%	852,000
Kevin Waters(1)	60%	261,000
Lionel Hadjadjeba(2)	60%	341,261
Andy Kirkpatrick	60%	237,000
Alaleh Nouri(3)	55%	210,650

(1)	Mr. Waters resigned from the Company effective October 1, 2018.
(2)

Mr. Hadjadjeba’s target annual cash incentive award opportunity is paid in Swiss Francs. The amount set forth in the table above reflects the conversion from CHF to U.S. dollars using the average exchange rate of 1.03043 for fiscal 2018.

(3)	Ms. Nouri resigned from the Company effective July 6, 2018.

Fiscal 2018 Performance Bonus Plan Performance Objectives

Our executive officers, including our NEOs, are eligible to participate in the Performance Bonus Plan, which was adopted by the Compensation Committee and has been approved by our stockholders. For fiscal 2018, our annual cash incentive awards were designed to reward our executive officers, including our NEOs, based solely on our financial performance. In establishing the fiscal 2018 cash incentive award program, the Compensation Committee determined that the award opportunities for all of our executive officers, including our NEOs, should be directly linked to achieving multiple corporate performance objectives.

The bonus pool under the Performance Bonus Plan would fund only if the corporate performance objectives established by the Compensation Committee were achieved at pre-established threshold levels. Accordingly, if the bonus pool did not fund, no executive officer would be entitled to any annual cash incentive award payout under the Performance Bonus Plan, regardless of his or her individual performance.

To the extent that the bonus pool was funded, the Performance Bonus Plan entitled each executive officer to 100% of the funded percentage of his or her target annual cash incentive award opportunity, provided that the Compensation Committee could exercise negative discretion to reduce the overall funding percentage and/or to reduce any individual award payout.

For fiscal 2018, the Compensation Committee established three corporate financial performance measures: gross system dollars into backlog, total revenue, and adjusted EBITDA for purposes of the Performance Bonus Plan. These performance measures were applied in the same manner to all of our executive officers, including our NEOs. The Compensation Committee established target levels and minimum funding thresholds with respect to each performance measure, thereby requiring that we achieve the minimum threshold set for each measure in order for any funding to occur with respect to that measure. The performance measures and their relative weightings, target levels, and minimum funding thresholds for fiscal 2018, as well as the actual performance attained, were as follows:

Performance Measure	Weighting	Target	Threshold	Actual Results	% Plan Attained	% Weighted Funding
Gross System Dollars into Backlog	40%	$312.5 million	$281.3 million	$298.6 million	96	31.0
Total Revenue	40%	$405.4 million	$364.9 million	$396.3 million	98	36.0
Adjusted EBITDA	20%	$44.8 million	$33.6 million	$25.1 million	56	0.0

Each performance measure other than adjusted EBITDA was calculated on a GAAP basis, consistent with the GAAP financial measures reported in our quarterly earnings releases adjusted for constant currency. The calculation of adjusted EBITDA, a non-GAAP financial measure, excluded any bonus accrual amounts and foreign exchange fluctuations. All three measures were measured on a constant foreign currency basis using exchange rates set in the fourth quarter of fiscal 2017. The Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management’s control. To be reported in our backlog, an order must have met our fiscal 2018 backlog criteria as disclosed in our Annual Report on Form 10-K.

The Compensation Committee assessed corporate performance with respect to each of the three performance measures and determined whether threshold performance had been achieved for each measure. The funding with respect to each performance measure was based on a funding slope in a straight line from 50% at the minimum threshold level, to 100%, at the target level. In the event any of the performance measures was achieved at greater than the target level, the funding would also be based on a straight line from 100% at the target level to the maximum funding opportunity at 120% funding for the total revenue and gross dollars into backlog measures and 150% funding for the adjusted EBITDA measure.

Based on our actual corporate performance results, the funding methodology resulted in funding of the bonus pool at approximately 67% of the target level. The target annual cash incentive award opportunities and actual payouts made to our NEOs in fiscal 2019 for fiscal 2018 performance were as follows:

Fiscal 2018 Performance Bonus Plan Payouts

	Target Annual Cash Incentive Award Opportunity		Fiscal 2018 Total Actual Payout ($)(1)
Named Executive Officer	(%)	($)
Joshua H. Levine	120%	852,000	570,840
Kevin Waters(2)	60%	261,000	174,870
Lionel Hadjadjeba(3)	60%	341,261	228,657
Andy Kirkpatrick	60%	237,000	158,790
Alaleh Nouri(4)	55%	210,650	—

(1)

The fiscal 2018 total actual payout for each NEO was derived by multiplying the approximate 67% funding level by the gross cash wages (base salary) earned by such NEO during fiscal 2018 as calculated in accordance with the Performance Bonus Plan.

(2)	Mr. Waters resigned from the Company effective October 1, 2018.
(3)

Mr. Hadjadjeba’s target annual cash incentive award opportunity is paid in Swiss Francs. The amounts set forth in the table above reflects the conversion from CHF to U.S. dollars using the average exchange rate of 1.03043 for fiscal 2018.

(4)

Ms. Nouri resigned from the Company effective July 6, 2018, which was prior to the Company’s bonus payout date and, as such, did not receive any actual payout under the Performance Bonus Plan for fiscal 2018. However, Ms. Nouri entered into a consulting arrangement with the Company to help transition her duties and responsibilities and, under the consulting arrangement, part of her compensation entitled her to receive the bonus she would have otherwise been paid had she remained a Company employee through the date bonuses were paid.

The annual cash incentive award payouts for fiscal 2018 performance made to our NEOs are reported in the Fiscal 2018 Summary Compensation Table under “Executive Compensation” below.

Equity Compensation

We believe that equity awards provide a strong alignment between the interests of our executive officers, including our NEOs, and our stockholders. Accordingly, the Compensation Committee seeks to provide motivation to our executive officers through the use of equity awards consistent with the reasonable management of our overall equity compensation expense and stockholder dilution. The Compensation Committee and, in the case of our CEO, the independent members of the Board, grants equity awards to our executive officers, including our NEOs, in the first quarter of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance and as a retention tool. Since fiscal 2013, our executive officers have been granted MSU awards in addition to time-based RSU awards and stock options.

The size of an executive officer’s equity award is determined by the Compensation Committee and, in the case of our CEO, the independent members of the Board, after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, in the case of our CEO, as evaluated by the independent members of our Board), an evaluation of his or her target total direct compensation, an evaluation of his or her accumulated equity holdings, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, internal equity, role hierarchy, and such other factors as the Compensation Committee or the independent members of the Board, as applicable, determines relevant.

Fiscal 2018 Annual “Refresh” Equity Awards

For fiscal 2018, our CEO recommended equity award amounts to the Compensation Committee for each of our executive officers, other than himself. The Compensation Committee reviewed our CEO’s recommendations and, after assessing each of the factors described above, determined the equity awards to be granted for each executive officer as further described below. Equity awards for fiscal 2018 consisted of a mix of RSU awards, stock options and MSUs under the 2018 MSU Program.

For our CEO, the independent members of our Board assessed his individual performance and the factors described above to determine the equity awards to be granted to him and awarded him an RSU award, a stock option, and MSUs under the 2018 MSU Program.

Fiscal 2018 MSU Program

The Compensation Committee believes that linking a portion of our executive officers’ equity awards to pre-established performance criteria better aligns their goals and incentives with both our strategic plans and the interests of our stockholders. In fiscal 2018, the Compensation Committee approved our 2018 MSU Program for our executive officers, including our NEOs, with two performance periods, each beginning on November 1, 2017 and ending on October 31, 2019 and October 31, 2020, respectively, linking the compensation of the participants in this program to the creation of long-term stockholder value. For each award granted, 50% of the shares of our common stock subject to the award will be earned at the end of each performance period, subject to meeting minimum performance thresholds and upward or downward adjustment based on our actual performance as further described below.

The 2018 MSU Program uses the Russell 2000 Index as the performance benchmark and requires that our TSR meet that of the Russell 2000 Index for each performance period in order for the target number of shares of our common stock allocated to that performance period to be earned by each participating executive officer. The actual shares earned will be calculated on a sliding scale based on stock price performance above and below the Russell 2000 Index, up to a maximum of 150% of the target number of shares. Beginning in fiscal 2017, in response to stockholder feedback following our fiscal 2016 say-on-pay vote, we now provide that no shares above target may be earned if our stock price performance is negative. For purposes of the 2018 MSU Program, TSR is measured as the average closing price of our common stock for the last fiscal quarter of the performance period (adjusted for dividends, if any) minus the average closing price of our common stock for the fiscal quarter preceding the performance period divided by the average closing price for the fiscal quarter preceding the performance period.

If our TSR for the relevant performance period is below that of the Russell 2000 Index, for each percentage point that we have underperformed relative to the Russell 2000 Index, the actual shares earned will be reduced below the target amount on a 3-for-1 basis. By way of example only, if our TSR is 5 percentage points below the TSR of the Russell 2000 Index for the performance period, the shares earned for that period will be 85% of the target amount (100% – (5% × 3)). If our TSR for the relevant performance period exceeds that of the Russell 2000 Index, for each percentage point that we have over performed relative to the Russell 2000 Index, the actual shares earned will be increased above the target amount on a 2-for-1 basis, up to a maximum of 150% of the target amount. By way of example only, if our TSR is 10 percentage points above the TSR of the Russell 2000 Index for the relevant performance period, the shares earned for that period will be 120% of the target amount (100% + (10% × 2)).

The Compensation Committee believes using a single performance measure for the 2018 MSU Program is appropriate because the measure used is tied directly to stockholder return, which the Compensation Committee believes, ultimately, is the key indicator of whether our executive officers have performed well. In addition, the Compensation Committee set the target number of shares of our common stock granted to our executive officers under the 2018 MSU Program at what it deemed was the appropriate level based on his or her performance, experience and retention needs and assuming our performance would track to the Russell 2000 Index. If we do not perform as well as anticipated, the executive officers will therefore earn less than their target award amounts.

Fiscal 2018 NEO Equity Awards

In fiscal 2018, each NEO received equity awards in the amounts as follows:

Name	MSUs Target Shares (#)	RSUs (#)(1)	Stock Options (#)(2)
Joshua Levine	267,000	133,000	312,000
Kevin Waters(3)	91,000	45,500	113,750
Lionel Hadjadjeba	70,000	35,000	87,500
Andy Kirkpatrick	45,500	22,700	56,800
Alaleh Nouri(4)	58,000	29,000	72,500

(1)	Each RSU award vests in equal annual installments over four years starting from September 29, 2017.

(2)

25% of the shares subject to each stock option vests and becomes exercisable on September 29, 2018 and the remainder vest monthly at the rate of 1/48th of the original number of shares beginning September 29, 2018.

(3)

Mr. Waters resigned from the Company effective October 1, 2018. Mr. Waters entered into a consulting arrangement with the Company to assist in the transition of his duties and responsibilities and part of the consideration for that arrangement is to allow him to continue to vest in his equity awards through the end of the consulting period.

(4)

Ms. Nouri resigned from the Company effective July 6, 2018. Ms. Nouri entered into a consulting arrangement with the Company to assist in the transition of her duties and responsibilities and part of the consideration for that arrangement is to allow her to continue to vest in her equity awards through the end of the consulting period.

Previously-Granted MSU Awards

With respect to the first performance period of the 2016 MSU Program, which ended October 31, 2017, the Compensation Committee determined that, based on a comparison of our TSR relative to the TSR of the Russell 2000 Index, the awards had not been earned and, accordingly, the MSUs associated with the first performance period were cancelled.

The equity awards made to the NEOs in fiscal 2018 are reported in the Fiscal 2018 Summary Compensation Table under “Executive Compensation” below. Additional information about these awards, including the number of shares of our common stock subject to each award and the award’s grant date fair value and applicable vesting schedules, is reported in the Grants of Plan-Based Awards For Fiscal 2018 Table under “Executive Compensation” below.

Employment, Change in Control and Severance Arrangements

Effective January 1, 2018, we entered into amended and restated employment agreements with each of our executive officers, including our NEOs, to document the material terms and conditions of each executive officer’s employment, including his or her annual base salary and target annual cash incentive award opportunity. Each executive officer’s employment agreement has a three year term (with automatic successive three year term renewal unless we or the executive officer provides timely notice of non-renewal) and specifies the payments and benefits that each executive officer will receive upon a potential termination of his or her employment under certain circumstances, including in connection with a change in control of the Company. In addition, these agreements protect our interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to us, including disclosing our confidential information, soliciting our employees, and engaging in certain competitive business activities.

These post-employment compensation arrangements were provided for the following reasons:

•	Assist us in retaining talented executives in a competitive market;

•	Permit our executive officers to focus on our business;

•	Eliminate any potential personal bias of an executive officer against a transaction that is in our best interests and the best interests of our stockholders;

•	Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executive officers at the time of termination of employment; and

•	Provide us with the flexibility needed to react to a continually changing business environment.

The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. They also assure our executive officers that their severance payments and benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for us to administer.

Generally, our executive officers, including our NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by us without “cause” or by the executive officer for “good reason.” In addition, our executive officers, including our NEOs, are eligible for certain enhanced severance payments and benefits in the event such termination of employment without cause or resignation for good reason occurs within three months prior to or 12 months following a change in control of the Company (i.e., “double-trigger” change in control benefits). Further, our executive officers, including our NEOs, are not entitled to a “gross-up” payment for excise taxes in connection with a change in control of the Company. We believe that the agreements offer payments and benefits that are generally comparable to the payments and benefits of similarly situated executives at the companies in our compensation peer group, in each case, provided that the executive officer executes a general release of claims in favor of the Company.

For additional information, see “Potential Payments and Benefits Upon Termination or Change in Control” below.

Post-Employment Compensation—Retirement Plans

Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph and our Swiss pension plan that is generally available to our Swiss employees, including Mr. Hadjadjeba, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.

We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to such participant’s directions. We match 50% of each participant’s contributions to the plan, up to a maximum contribution by a participant of six percent of his or her base salary per year. One hundred percent of our matching contributions made to the Section 401(k) employee savings plan on behalf of an employee vests on the first anniversary of such employee’s service. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.

We view this plan as serving two important objectives. First, it encourages our executive officers, including our NEOs, and other employees to commit to long- term service with us. Second, it enables them to save a portion of their annual compensation for their eventual retirement.

Given that the amounts set aside for retirement under the plan are largely drawn from participants’ annual compensation and our matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executive officers, including our NEOs.

Health, Welfare, and Other Employee Benefits (including Perquisites)

We provide health and welfare benefits to our executive officers, including our NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life, and disability insurance.

In circumstances where we are recruiting a candidate who would have to move to accept our job offer, we may agree to reimburse certain of such employee’s relocation expenses.

Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations. To the extent that any NEO was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in the Fiscal 2018 Summary Compensation Table below.

Other Compensation Policies

Stock Ownership Requirements

The Board has adopted Corporate Governance Guidelines to help ensure that we are managed in the best long-term interests of our stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which the Board may conduct its oversight of our business. The Corporate Governance Guidelines require that our executive officers and non-employee members of the Board own shares of our common stock as follows:

•	Non-Employee Directors: the number of shares having a value equal to at least three times the non-employee director’s regular annual cash retainer (excluding any committee retainer);

•	Chief Executive Officer: the greater of (a) the number of shares having a value equal to three times his annual base salary and (b) 175,000 shares;

•	Chief Financial Officer and Chief Commercial Officer: the greater of (a) the number of shares having a value equal to one times his annual base salary and (b) 40,000 shares; and

•	All Other Executive Officers: the greater of (a) the number of shares having a value equal to one times his or her annual base salary and (b) 17,500 shares.

Our executive officers and non-employee directors have five years from the date of election or appointment to attain such ownership levels. We expect each executive officer and non-employee director to retain at least 25% of the net shares of our common stock he or she receives pursuant to all equity awards received from us (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated taxes), until the foregoing ownership levels are achieved. As of the last day of fiscal 2018, all of the NEOs and all non-employee directors were in compliance with such stock ownership requirements or were on track to be in compliance within the appropriate timeframe.

Compensation Recovery (“Clawback”) Policy

The Performance Bonus Plan, 2007 Incentive Award Plan, and the 2016 Equity Incentive Plan each include a compensation recovery (“clawback”) provision, which provides that, in the event we are required to restate our financial results or materially reduce publicly disclosed backlog figures, the Board will review the conduct of our executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated our Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law. These provisions will be updated and revised consistent with any changes in applicable laws, including the adoption of rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Equity Award Grant Practices

Historically, the Compensation Committee has granted stock options, RSU awards and/or performance-based equity awards (PSUs or MSUs) to our employees, including our executive officers, when they first join us. Typically, new hire stock options, RSU awards and performance-based equity awards are granted at the first meeting of the Compensation Committee in the month following an employee’s first day of employment.

Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSU awards or performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.

We grant stock options with an exercise price that is equal to the fair market value of a share of our common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of our common stock. The exercise price for our stock options is based on the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

Insider Trading, Anti-Hedging and Pledging Policy

We maintain an insider trading policy that prohibits trading in shares of our common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by us on the date of vesting to cover and pay the withholding tax requirements in accordance with Company policy.

In addition, our insider trading policy prohibits all of our employees, including our executive officers, and the non-employee Board members from engaging any speculative transactions in our securities, including purchasing on margin, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

Our employees, including our executive officers, and the non-employee Board members are also prohibited from pledging or using our securities as collateral for loans.

Tax and Accounting Considerations

Section 162(m)—Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and certain other highly compensated officers. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this limit and, therefore, could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m).

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that has not been subsequently materially modified. The Compensation Committee seeks to operate our executive compensation program to maximize the deductibility of the remuneration paid to our NEOs to the extent that it believes that doing so is in our best interests. Consequently, in determining which compensation elements are to be paid to our executive officers, and how they are weighted, the Compensation Committee takes into account whether a particular form of compensation will be deductible under Section 162(m), but retains discretion to award compensation that is not deductible under Section 162(m) if it believes that doing so is in the best interests of the Company and its stockholders.

While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Compensation Committee may, in its judgment, authorize and pay compensation that is not fully tax deductible when it believes that such compensation is in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

For performance units, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against their pre-established performance objectives.

EXECUTIVE COMPENSATION

Fiscal 2018 Summary Compensation Table

The following table sets forth the compensation for each of fiscal years 2018, 2017, and 2016 earned by the following persons, who we refer to as our named executive officers or NEOs:

•	our principal executive officer;

•	our principal financial officer at the end of fiscal 2018; and

•	our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joshua H. Levine,	2018	710,000	—	1,537,255	518,357	570,840	16,323	3,352,774
President and Chief Executive Officer	2017	707,216	—	1,686,838	662,904	297,031	19,488	3,373,477
	2016	682,188	—	4,365,000	—	156,787	24,558	5,228,533

Kevin Waters,(5)	2018	435,000	—	524,615	188,985	174,870	9,050	1,332,520
Senior Vice President, Chief Financial Officer	2017	386,827	—	524,868	206,280	81,234	8,758	1,207,966
	2016	343,975	—	1,450,525	—	39,594	9,972	1,844,066

Lionel Hadjadjeba,(6)	2018	568,769	—	403,550	145,373	228,657	166,474	1,512,822
Senior Vice President, Chief Commercial Officer	2017	551,816	—	306,402	120,312	99,796	141,745	1,220,070
	2016	—	—	—	—	—	—	—

Andy Kirkpatrick,(7)	2018	395,000	—	262,108	94,368	158,790	8,943	919,209
Senior Vice President, Global Operations	2017	356,712	—	312,333	122,688	74,910	9,016	875,658
	2016	—	—	—	—	—	—	—

Alaleh Nouri,(8)	2018	383,000	—	334,370	120,452	141,136	8,810	987,768
Senior Vice President, General Counsel and Corporate Secretary	2017	352,006	—	296,350	116,424	67,761	9,528	842,069
	2016	320,711	—	1,091,250	—	33,835	5,643	1,451,439

(1)	The amounts reported in this column represent the base salary amounts actually paid to each NEO during each respective fiscal year.
(2)

The amounts reported in this column represent the aggregate grant date fair value of stock options and stock awards granted in each respective fiscal year as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect to the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 1 and Note 11 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

(3)

The amounts reported in this column represent the annual cash incentive awards earned under our Performance Bonus Plan for each fiscal year. Amounts earned in any fiscal year are actually paid in the following fiscal year.

(4)	All Other Compensation consists of the following:

Name	Year	Company Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums Paid by the Company ($)	Personal Travel Expenses ($)	Company Contribution to Life Insurance / Pension Fund ($)	Corporate Housing Expenses ($)	Commuting Expenses ($)	Personal Tax Advisory Services ($)	Car Allowance ($)
Joshua Levine	2018	7,950	708	7,665	—	—	—	—	—
Kevin Waters	2018	8,471	579	—	—	—	—	—	—
Lionel Hadjadjeba	2018	—	—	—	102,973	25,774	8,353	4,643	24,730
Andy Kirkpatrick	2018	8,415	528	—	—	—	—	—	—
Alaleh Nouri	2018	8,293	518	—	—	—	—	—	—

(5)	Mr. Waters resigned from the Company effective October 1, 2018.
(6)

Mr. Hadjadjeba was not a named executive officer in fiscal 2016. Mr. Hadjadjeba’s base salary and non-equity incentive plan compensation are paid in Swiss Francs and certain of his benefits are paid in Euros. The amounts set forth in the table above and elsewhere in this Proxy Statement reflects the conversion from CHF to U.S. dollars and EUR to U.S. dollars using the average exchange rate of 1.03043 and 1.19325, respectively, for fiscal 2018.

(7)	Mr. Kirkpatrick was not a named executive officer in fiscal 2016.
(8)	Ms. Nouri resigned from the Company effective July 6, 2018.

Grants of Plan-Based Awards for Fiscal 2018 Table

The following table sets forth information regarding awards granted under our annual cash incentive plan and equity awards granted under our 2016 Equity Incentive Plan to each of our NEOs during the fiscal year ended June 30, 2018.

	Grant Date	Date of Board Action to Grant the Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name			Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Joshua Levine	9/29/17	9/21/17	—	—	—	—	—	—	—		312,000	(7)	4.00	518,357
	9/29/17	9/21/17	—	—	—	—	—	—	133,000	(8)	—		—	532,000
	9/29/17	9/21/17	—	—	—	—	133,500	200,250	—		—		—	492,615
	9/29/17	9/21/17	—	—	—	—	133,500	200,250	—		—		—	512,640
			426,000	852,000	1,073,520

Kevin Waters(9)	9/29/17	9/20/17	—	—	—	—	—	—	—		113,750	(7)	4.00	188,984
	9/29/17	9/20/17	—	—	—	—	—	—	45,500	(8)	—		—	182,000
	9/29/17	9/20/17	—	—	—	—	45,500	68,250	—		—		—	167,895
	9/29/17	9/20/17	—	—	—	—	45,500	68,250	—		—		—	174,720
			130,500	261,000	328,860

Lionel Hadjadjeba	9/29/17	9/20/17	—	—	—	—	—	—	—		87,500	(7)	4.00	145,373
	9/29/17	9/20/17	—	—	—	—	—	—	35,000	(8)	—		—	140,000
	9/29/17	9/20/17	—	—	—	—	35,000	52,500	—		—		—	129,150
	9/29/17	9/20/17	—	—	—	—	35,000	52,500	—		—		—	134,400
			170,631	341,261	429,989

Andy Kirkpatrick	9/29/17	9/20/17	—	—	—	—	—	—	—		56,800	(7)	4.00	94,368
	9/29/17	9/20/17	—	—	—	—	—	—	22,700	(8)	—		—	90,800
	9/29/17	9/20/17	—	—	—	—	22,750	34,125	—		—		—	83,948
	9/29/17	9/20/17	—	—	—	—	22,750	34,125	—		—		—	87,360
			118,500	237,000	298,620

Alaleh Nouri(10)	9/29/17	9/20/17	—	—	—	—	—	—	—		72,500	(7)	4.00	120,452
	9/29/17	9/20/17	—	—	—	—	—	—	29,000	(8)	—		—	116,000
	9/29/17	9/20/17	—	—	—	—	29,000	43,500	—		—		—	107,010
	9/29/17	9/20/17	—	—	—	—	29,000	43,500	—		—		—	111,360
			105,325	210,650	265,419

(1)	The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under our annual cash incentive plan, the Performance Bonus Plan.
(2)

The amounts reported in this column represent the threshold award opportunities that would have been payable to our NEOs for our fiscal year ended June 30, 2018, assuming that exactly the minimum threshold amount for each of the three financial performance measures under the Performance Bonus Plan was achieved, resulting in 50% funding of the Performance Bonus Plan pool. The potential payments were, however, performance-based and therefore entirely at risk, such that if we had not met any of the minimum thresholds, the Performance Bonus Plan pool would not have funded at all, and none of our NEOs would have been entitled to any incentive award.

(3)

The amounts reported in this column represent the annual target award opportunities that would have been payable to our NEOs for our fiscal year ended June 30, 2018, assuming that the target amount for each of the three financial performance measures under the Performance Bonus Plan was achieved, resulting in 100% funding of the Performance Bonus Plan pool.

(4)

The amounts reported in this column represent the annual maximum award opportunities that would have been payable to our NEOs for our fiscal year ended June 30, 2018. These amounts were calculated at 126% of the target amount.

(5)

The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the minimum, target, and maximum number of shares of our common stock issuable pursuant to MSU awards granted to our NEOs. The MSU awards granted to our NEOs in fiscal 2018 are subject to a two-year performance period and a three-year performance period, each beginning on November 1, 2017, and 50% of the shares will be earned on the last day of each performance period, subject to the certification of the achievement of the related performance goals by the Compensation Committee. The number of shares of our common stock to be received upon certification will range from 0% to 150% of the target number of shares, based on our TSR measured against the TSR of the Russell 2000 Index at the end of each performance period. TSR is based upon the percentage increase or decrease between the average closing stock price over the fiscal quarter preceding the beginning and end of the performance periods. We do not pay dividends on our common stock.

(6)	The amounts reported in this column represent the grant date fair value of each award, as determined in accordance with FASB ASC Topic 718.
(7)

The shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance will vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.

(8)	RSU award that will vest in equal annual installments over four years starting from the grant date of such award.
(9)	Mr. Waters resigned from the Company effective October 1, 2018.
(10)	Ms. Nouri resigned from the Company effective July 6, 2018.

Outstanding Equity Awards at Fiscal 2018 Year-End Table

The following table sets forth the outstanding and exercisable and unexercisable stock options and other unvested stock awards held by our NEOs as of June 30, 2018. The market value for the stock awards was calculated by multiplying the number of shares subject to each award by the closing market price of our common stock on June 29, 2018, the last trading day of the fiscal year.

	Grant Date	Option Awards(1)				Stock Awards(2)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Joshua Levine	11/30/12	200,000	—	6.28	11/30/22	—		—	—		—
	11/30/16	121,481	185,419	5.05	11/30/26	—		—	—		—
	9/29/17	—	312,000	4.00	9/29/27	—		—	—		—
	10/31/14	—	—	—	—	50,000		205,000	—		—
	3/31/15	—	—	—	—	12,500		51,250	—		—
	10/30/15	—	—	—	—	100,000		410,000	—		—
	6/30/16	—	—	—	—	201,000	(5)	824,100	—		—
	11/30/16	—	—	—	—	92,100		377,610	—		—
	9/29/17	—	—	—	—	133,000		545,300	—		—
	10/30/15	—	—	—	—	—		—	100,000	(6)	410,000
	11/30/16	—	—	—	—	—		—	245,500	(7)	1,006,550
	9/29/17	—	—	—	—	—		—	267,000	(8)	1,094,700

Kevin Waters(9)	11/30/16	37,802	57,698	5.05	11/30/26	—		—	—		—
	9/29/17	—	113,750	4.00	9/29/27	—		—	—		—
	10/31/14	—	—	—	—	3,565		14,617	—		—
	3/31/15	—	—	—	—	7,500		30,750	—		—
	9/30/15	—	—	—	—	32,500		133,250	—		—
	6/30/16	—	—	—	—	83,750	(5)	343,375	—		—
	11/30/16	—	—	—	—	28,650		117,465	—		—
	9/29/17	—	—	—	—	45,500		186,550	—		—
	10/30/15	—	—	—	—	—		—	32,500	(6)	133,250
	11/30/16	—	—	—	—	—		—	76,400	(7)	313,240
	9/29/17	—	—	—	—	—		—	91,000	(8)	373,100

	Grant Date	Option Awards(1)				Stock Awards(2)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Lionel Hadjadjeba	12/31/12	30,000	—	6.43	12/31/22	—		—	—		—
	11/30/16	22,048	33,652	5.05	11/30/26	—		—	—		—
	9/29/17	—	87,500	4.00	9/29/27	—		—	—		—
	10/31/14	—	—	—	—	5,270		21,607	—		—
	10/30/15	—	—	—	—	15,000		61,500	—		—
	6/30/16	—	—	—	—	33,500	(5)	137,350	—		—
	11/30/16	—	—	—	—	16,725		68,573	—		—
	9/29/17	—	—	—	—	35,000		143,500	—		—
	10/30/15	—	—	—	—	—		—	15,000	(6)	61,500
	11/30/16	—	—	—	—	—		—	44,600	(7)	182,860
	9/29/17	—	—	—	—	—		—	70,000	(8)	287,000

Andy Kirkpatrick	10/31/08	7,500	—	6.32	10/31/18	—		—	—		—
	2/27/09	10,000	—	4.67	2/27/19	—		—	—		—
	5/29/09	10,000	—	6.16	5/29/19	—		—	—		—
	10/30/09	30,000	—	5.77	10/31/19	—		—	—		—
	6/30/10	10,000	—	6.63	6/30/20	—		—	—		—
	10/29/10	9,000	—	6.58	10/29/20	—		—	—		—
	9/30/11	28,000	—	4.01	9/30/21	—		—	—		—
	10/31/12	18,700	—	6.96	10/31/22	—		—	—		—
	11/30/16	22,483	34,317	5.05	11/30/26	—		—	—		—
	9/29/17	—	56,800	4.00	9/29/27	—		—	—		—
	10/31/14	—	—	—	—	4,340		17,794	—		—
	10/30/15	—	—	—	—	25,000		102,500	—		—
	6/30/16	—	—	—	—	50,250	(5)	206,025	—		—
	11/30/16	—	—	—	—	17,025		69,803	—		—
	9/29/17	—	—	—	—	22,700		93,070	—		—
	10/30/15	—	—	—	—	—		—	25,000	(6)	102,500
	11/30/16	—	—	—	—	—		—	45,500	(7)	186,550
	9/29/17	—	—	—	—	—		—	45,500	(8)	186,550

Alaleh Nouri(10)	1/31/11	27,000	—	8.56	1/31/21	—		—	—		—
	11/30/11	8,250	—	4.01	11/30/21	—		—	—		—
	10/31/12	14,000	—	6.96	10/31/22	—		—	—		—
	11/30/16	21,335	32,565	5.05	11/30/26	—		—	—		—
	9/29/17	—	72,500	4.00	9/29/27
	8/29/14	—	—	—	—	2,500		10,250	—		—
	10/30/15	—	—	—	—	25,000		102,500	—		—
	6/30/16	—	—	—	—	50,250	(5)	206,025	—		—
	11/30/16	—	—	—	—	16,200		66,420	—		—
	9/29/17	—	—	—	—	29,000		118,900	—		—
	10/30/15	—	—	—	—	—		—	25,000	(6)	102,500
	11/30/16	—	—	—	—	—		—	43,100	(7)	176,710
	9/29/17	—	—	—	—	—		—	58,000	(8)	237,800

(1)

Unless otherwise described in the footnotes below, the shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance will vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.

(2)

Unless otherwise described in the footnotes below, RSU awards will vest over a four-year period with 25% of the shares of our common stock subject to the award vesting annually on each anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(3)

Market value of shares or units of common stock that have not vested is computed by multiplying (i) $4.10, the closing market price on the NASDAQ Global Select Market of our common stock on June 29, 2018, the last trading day of fiscal year 2018, by (ii) the number of shares or units of common stock.

(4)	The MSU awards reported are to be earned based on achieving certain pre-established target levels for the award performance metrics.
(5)

One-time RSU retention award with a vesting commencement date of June 30, 2016 that vests as to 33% of the aggregate number of shares of our common stock subject to the award on each of the first anniversary and second anniversary of the vesting commencement date and 34% of the aggregate number of shares subject to the award on the third anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(6)

Represents the target number of shares of our common stock subject to the second performance period under an MSU award granted under the 2016 MSU Program, which will be earned if the performance goals for the performance period ending October 31, 2018 are met and certified by the Compensation Committee.

(7)

50% of the shares of our common stock subject to the MSU award will be earned if the performance goals for the performance period ending October 31, 2018 are met and certified by the Compensation Committee and the remaining 50% will be earned if the performance goals for the performance period ending October 31, 2019 are met and certified by the Compensation Committee.

(8)

50% of the shares of our common stock subject to the MSU award will be earned if the performance goals for the performance period ending October 31, 2019 are met and certified by the Compensation Committee and the remaining 50% will be earned if the performance goals for the performance period ending October 31, 2020 are met and certified by the Compensation Committee.

(9)	Mr. Waters resigned from the Company effective October 1, 2018.
(10)	Ms. Nouri resigned from the Company effective July 6, 2018.

Option Exercises and Stock Vested During Fiscal 2018 Table

The following table reports stock option exercises and the vesting of RSU awards during the fiscal year ended June 30, 2018 and the value realized upon exercise or vesting by each of the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joshua Levine	—	—	193,200	924,980
Kevin Waters(2)	—	—	45,615	210,679
Lionel Hadjadjeba	—	—	23,346	112,749
Andy Kirkpatrick	—	—	30,016	144,221
Alaleh Nouri(3)	—	—	30,025	141,779

(1)	The value realized was determined by multiplying the closing market price of our common stock on the date of vesting by the number of shares vested.

(2)	Mr. Waters resigned from the Company effective October 1, 2018.
(3)	Ms. Nouri resigned from the Company effective July 6, 2018.

Potential Payments and Benefits Upon Termination or Change in Control

Effective January 1, 2018, we entered into amended and restated employment agreements with each of our executive officers, including our NEOs, which, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances, including in connection with a change in control of the Company. Except as set forth below, our NEOs will forfeit any outstanding and unvested stock options, RSU awards and performance-based equity awards if their employment with us is terminated.

Termination Not in Connection with a Change in Control of the Company

In the event of a termination of employment by us without “Cause” (as defined below) or by an NEO for “Good Reason” (as defined below), the amount of the severance payments and benefits to which each such executive is entitled depends on such executive’s position with the Company. For each executive other than our CEO, the severance payments and benefits consist of:

•	six months of the executive’s annual base salary,

•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for six months,

•

a prorated portion of the bonus such executive would have received for the fiscal year during which termination occurs, except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other similarly situated executives.

Under the terms of our CEO’s employment agreement, in the event his employment is terminated by us without Cause or if he resigns his employment for Good Reason, his severance payments and benefits consist of:

•	12 months of his annual base salary,

•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for him and his eligible dependents under COBRA for 12 months,

•

a prorated portion of the bonus he would have received for the fiscal year during which termination occurs, except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other similarly situated executives.

Our NEOs’ employment agreements define “Cause” as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO’s position, or the failure to follow the reasonable and lawful instructions of the Company; (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO’s conviction of or plea of guilty or nolo contendere to any crime other than a traffic offense that is not punishable by a sentence of incarceration, provided that a termination pursuant to (ii) will be effective only if such failure continues after the NEO has been given written notice thereof and 15 business days thereafter in which to cure, unless the Company reasonably determines that the reasons for termination are not capable of being cured.

Our NEOs’ employment agreements define “Good Reason” as the occurrence of any one of the following events without the NEO’s written consent, unless the Company cures the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO’s base compensation and/or a material breach of the NEO’s employment agreement resulting from the failure to provide the benefits required therein; (ii) any action or inaction that constitutes a material breach by the Company of the NEO’s employment agreement; (iii) a material diminution in the NEO’s authority, duties or responsibilities such that they are materially inconsistent with his/her position in the Company; or (iv) relocation of the Company’s headquarters to a location that materially increases the NEO’s commute. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.

Termination in Connection with a Change in Control of the Company

Each of our NEO’s (including our CEO’s) severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company (as defined below).

For each of our NEOs, in the event such executive’s employment is terminated without Cause or such executive resigns for Good Reason, in each case within three months prior to or 12 months following a change in control of the Company, the severance payments and benefits consist of:

•	24 months of the executive’s annual base salary;

•

200% of the executive’s target annual bonus for the fiscal year during which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first 3 months of the fiscal year);

•	reimbursement of the insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months;

•

with respect to each of the first 12 months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement the executive actually receives for such month;

•	full and immediate vesting of all outstanding and unvested equity awards; and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other similarly situated executives.

Each NEO’s employment agreement generally defines “change in control” to include the following:

•

the direct or indirect acquisition of beneficial ownership by a person or group of persons of 50% or more of (i) the outstanding shares of the Company’s common stock or (ii) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors (other than trustees or other fiduciaries holding securities under a Company employee benefit plan or an entity in which the Company directly or indirectly beneficially owns at least 50% of the voting securities);

•

the consummation by the Company of a merger or consolidation which merger or consolidation results in (i) the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the then outstanding voting securities of the corporation or entity resulting from or surviving such merger or consolidation or (ii) individuals who are directors of the Company just prior to such merger or consolidation not constituting more than 50% of the members of the Board of the surviving entity or corporation immediately after the consummation of such merger or consolidation; or

•

all or substantially all of the assets of the Company and its subsidiaries are, in any transaction or series of transactions, sold or otherwise disposed of (or consummation of any transaction, or series of related transactions, having similar effect), other than to an affiliate.

Termination as a Result of Death or Disability

In the event of our CEO’s termination of employment because of incapacity or death, his employment agreement provides for (i) the acceleration of vesting of all outstanding and unvested equity awards that are scheduled to vest based solely on the achievement of service-based conditions (“Time-based Equity Awards”) that would have vested within 12 months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) for which the performance period is scheduled to end within 12 months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.

In the event of termination of employment of any of our other NEOs because of incapacity or death, their respective employment agreements provide for (i) the acceleration of vesting of all unvested Time-based Equity Awards that would have vested within six months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to Performance-based Equity Awards for which the performance period is scheduled to end within six months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.

Restrictive Covenants and Release of Claims

In consideration for the potential receipt of payments and benefits upon termination of employment, each of our NEOs is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit these executives from disclosing our proprietary or confidential information during their employment with us and thereafter, soliciting any of our employees to leave employment with us or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with us and for one year thereafter, and from competing with us for the duration of their employment. Severance payments and benefits may cease in the event of violation of these covenants. In addition, severance payments and benefits are conditioned upon our NEOs entering into a full release of claims in favor of the Company.

Section 4999 of the Code

If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our NEOs and mitigates any potential personal bias against a potential corporate transaction.

Other Information

The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.

Potential Payments to our NEOs on Termination of Employment

Except as otherwise noted below with respect to Mr. Waters and Ms. Nouri, the tables below quantify potential payments to our NEOs who were employed by us at the end of fiscal 2018 in the event of a termination of employment or a change in control of the Company, based on the terms of employment agreements in effect as of June 29, 2018. The amounts shown assume that the termination of employment and change in control, as applicable, occurred on June 29, 2018, the last business day of fiscal 2018. The amounts set forth in the tables below represent what we believe are reasonable estimates of the amounts that would be paid to our NEOs upon their termination of employment, including any termination in connection with a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock option or other equity awards that vested on or before June 29, 2018. The actual amounts to be paid can only be determined at the time of our NEOs’ actual termination of employment or upon the occurrence of a change in control of the Company.

The closing market price of our stock on the NASDAQ Global Select Market as of June 29, 2018 was $4.10 per share, which was used as the value of our common stock for purpose of these calculations. The value of the vesting acceleration for outstanding and unvested stock options was calculated by multiplying the number of accelerated option shares as of June 29, 2018 by the “spread” between the closing market price of our common stock as of June 29, 2018 and the exercise price for such unvested options. The value of vesting acceleration for outstanding and unvested service-based RSU awards was calculated by multiplying the number of accelerated RSUs by the closing market price of our common stock as of June 29, 2018. The value of vesting acceleration for outstanding and unvested performance-based MSU awards was calculated in accordance with the applicable MSU Program assuming the end of each performance period occurred on June 29, 2018. The values reflected also assume that the payments and benefits to our NEOs are not reduced by virtue of the provisions in their employment agreements relating to Section 4999 of the Code.

Joshua Levine

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	710,000	1,420,000
Bonus Severance	570,840	1,704,000
COBRA Premium Reimbursement	36,084	36,084
Health Coverage Taxable Payment	—	36,084
Options Acceleration	—	31,200
RSU Acceleration	—	3,498,965

Total	1,316,924	6,726,332

Kevin Waters

Mr. Waters resigned from the Company effective October 1, 2018. No additional severance benefits were paid to Mr. Waters in connection with his resignation from the Company. Please see “Certain Relationships and Related Transactions” for additional information regarding the consulting arrangement entered into between Mr. Waters and the Company.

Lionel Hadjadjeba

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	284,385	1,137,538
Bonus Severance	228,645	682,523
Health Insurance Premium Reimbursement	2,782	5,564
Health Coverage Taxable Payment	—	5,564
Options Acceleration	—	8,750
RSU Acceleration	—	717,168

Total	515,812	2,557,107

Andy Kirkpatrick

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	197,500	790,000
Bonus Severance	158,790	474,000
COBRA Premium Reimbursement	14,801	29,602
Health Coverage Taxable Payment	—	29,602
Options Acceleration	—	5,680
RSU Acceleration	—	674,208

Total	371,091	2,003,093

Alaleh Nouri

Ms. Nouri resigned from the Company effective July 6, 2018. No additional severance benefits were paid to Ms. Nouri in connection with her resignation from the Company. Please see “Certain Relationships and Related Transactions” for additional information regarding the consulting arrangement entered into between Ms. Nouri and the Company.

CEO PAY RATIO

Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Mr. Levine, our President and CEO, and the annual total compensation of our median employee. For our last completed fiscal year, which ended June 30, 2018:

•

The median of the annual total compensation of all employees (other than Mr. Levine) of the Company (including our consolidated subsidiaries) was $118,056. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary, and cash bonus earned during the fiscal year ended June 30, 2018.

•	Mr. Levine’s annual total compensation for the fiscal year ended June 30, 2018, as reported in the Fiscal 2018 Summary Compensation Table included in this Proxy Statement, was $3,352,774.

•	Based on the above, for fiscal 2018, the ratio of Mr. Levine’s annual total compensation to the median of the annual total compensation of all employees was approximately 28 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

The methodology we used to calculate the pay ratio is described below.

•

We determined the median of the annual total compensation of our employees as of June 30, 2018 at which time we (including our consolidated subsidiaries) had approximately 998 full-time and part-time employees, approximately 644 of who are U.S. employees, and approximately 354 of who are employees located outside of the U.S. In considering our work force outside of the U.S., and as permitted by the SEC’s de minimis exemption, we excluded from this pool employees located in certain non-U.S. jurisdictions for ease of data gathering. Specifically, we excluded all employees located in the United Arab Emirates (one employee), Singapore (one employee), the Republic of Korea (one employee), Brazil (one employee), the Philippines (two employees), Belgium (three employees), Canada (three employees), the Russian Federation (four employees), Spain (five employees), Italy (12 employees) and the United Kingdom (14 employees) from the pool of employees used to identify our median employee. The aggregate number of employees we excluded, 47 employees, equals approximately 4.7% of our global employee population. Excluding these employees resulted in the reduction of our employee pool to 951 employees (including approximately 644 and 307 U.S. and non-U.S. employees, respectively).

•

We then compared the sum of (i) the annual base salary of each of these employees for fiscal 2018, plus (ii) the total annual cash incentive bonus or commission, as applicable, earned by each of these employees for fiscal 2018 as reflected in our payroll records to determine the median employee. Compensation paid in foreign currency was converted to U.S. dollars using the average exchange rate as of June 30, 2018 for all currencies. In determining the median total compensation of all employees, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S. Adjustments were made to annualize the compensation of permanent employees who were not employed by us for the entire year.

•

Our determination of the median employee yielded two median employees because, when not including the CEO, we had an even number of employees. After identifying the two median employees, we determined their annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and, in order to utilize a more conservative approach and yield a higher pay ratio, selected the employee with the lower annual total compensation. This resulted in the median annual total compensation disclosed above. With respect to Mr. Levine’s annual total compensation, we used the amount reported in the “Total” column of our Fiscal 2018 Summary Compensation Table.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Table for Fiscal 2018

The following table sets forth summary information concerning the compensation of our non-employee directors for their service during fiscal 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Elizabeth Dávila	73,696	149,999	45,624	269,319
Jack Goldstein, Ph.D.	56,630	149,999	45,624	252,253
Beverly A. Huss(3)	27,093	124,995	—	152,088
Louis J. Lavigne, Jr.	100,082	149,999	45,624	295,705
Richard Pettingill	60,758	149,999	45,624	256,381
Robert S. Weiss	76,582	149,999	45,624	272,205
Dennis Winger(4)	32,092	149,999	45,624	227,715

(1)

The amounts reported in this column represent the grant date fair value of the RSU awards granted in fiscal 2018, measured in accordance with FASB ASC Topic 718. See Note 1 and Note 11 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. The following table provides additional information regarding each RSU award granted to the individuals who served as our non-employee directors in fiscal 2018, as well as the number of shares of our common stock subject to stock options and RSU awards held by them at the end of fiscal 2018:

Name	Grant Date	Outstanding Option Awards at June 30, 2018	RSU Awards Granted during fiscal 2018	Outstanding RSU Awards at June 30, 2018
Elizabeth Dávila	—	70,424	—	—
	11/30/17	—	29,126	29,126

Jack Goldstein, Ph.D.	—	19,000	—	—
	11/30/17	—	29,126	29,126

Beverly A. Huss	1/31/18	—	22,123	22,123

Louis J. Lavigne, Jr.	—	36,896	—	—
	11/30/17	—	29,126	29,126

Richard Pettingill	—	11,164	—	—
	11/30/17	—	29,126	29,126

Robert S. Weiss	—	70,424	—	—
	11/30/17	—	29,126	29,126

Dennis Winger	11/30/17	—	29,126	29,126

(2)	The amounts reported in this column represent a tax reimbursement for our non-employee directors who have elected RSU release net-settlement.
(3)	Ms. Huss joined our Board effective January 7, 2018.
(4)	Mr. Winger resigned from our Board effective December 31, 2017.

Cash Compensation

In November 2017, the Board revised the cash compensation for non-employee directors such that the annual cash retainer for each non-employee director was increased from $35,000 to $52,500, paid quarterly. In addition, the annual cash retainer for serving as Chairperson of the Board was increased from $50,000 to $75,000, paid quarterly, and the position of Vice-Chairperson of the Board and the additional annual retainer for such position was eliminated. The additional annual cash retainer for non-employee directors who serve on the standing committees of the Board were also increased (other than with respect to the audit committee) and the additional annual retainer for serving as the chairperson of such committee remained the same, both as set forth in the table below:

Committee	Chairperson retainer ($)	Member retainer
Audit Committee	$25,000	$10,000
Compensation Committee	15,000	Increased from $5,000 to $7,500
Nominating and Corporate Governance Committee	10,000	Increased from $3,000 to $5,000

The Board also determined that the annual retainers set forth above would apply regardless of the number of meetings and no additional fees would be paid for additional meetings in excess of the regularly scheduled meetings. The annual retainers set forth above were effective November 2017 and any compensation adjustments would be pro-rated as appropriate for the quarter.

In addition to the foregoing, all of our non-employee directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of the Board and committees of the Board. Employee directors are not compensated for Board service in addition to their regular employee compensation.

Equity Compensation

In November 2017, the Board revised the guidelines for annual equity awards for each of our non-employee directors such that the fair market value of the annual RSU award granted to non-employee directors would be increased from $120,000 to $150,000. Accordingly, the annual RSU award would equal the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock, with such RSU awards granted on the last day of the month in which our Annual Meeting of Stockholders occurs, and with a vesting commencement date of the date of the Annual Meeting. In accordance with these guidelines, on November 30, 2017, each then-current non-employee director was granted an RSU award covering 22,123 shares of our common stock under the 2016 Equity Incentive Plan, with a vesting commencement date of November 17, 2017. The annual RSU awards vest in full on the first anniversary of the vesting commencement date and are subject to full acceleration of vesting in the event of a change in control of the Company.

The Board also revised the equity compensation for newly elected non-employee directors in November 2017 to increase the fair market value of the initial RSU award from $120,000 to $150,000 such that upon initial appointment to the Board, a non-employee director will receive an RSU award equal to the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock. This RSU award will be prorated for the number of months the newly elected non-employee director will serve on the Board prior to the next Annual Meeting of Stockholders. The vesting commencement date for the initial RSU award is the date of appointment for the new director, with full vesting on the next Annual Meeting of Stockholders. Vesting of the initial RSU award will be accelerated in full in the event of a change in control of the Company.

No additional stock options or RSU awards are provided for committee membership or for serving as the chairperson of a committee.

Stock Ownership Guidelines

Our Corporate Governance Guidelines require our non-employee directors to own the number of shares of our common stock having a value equal to at least three times his or her regular annual cash retainer. Non-employee directors have five years from the date of election or appointment to attain the foregoing ownership levels. We expect each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of June 30, 2018 certain information regarding our equity compensation plans.

	A		B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	7,640,305	(2)	$5.26	1,259,694	(4)
Equity compensation plans not approved by security holders	203,125	(3)	5.00	32,291	(5)

Total	7,843,430		$5.13	1,291,985

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(2)

Includes 1,398,150 shares subject to outstanding stock options, 2,270,825 shares subject to outstanding RSU grants, 1,136,100 shares subject to outstanding performance-based MSU grants, and 62,500 shares subject to outstanding performance-based PSU grants, all under our 2016 Equity Incentive Plan, and 1,239,022 shares subject to outstanding stock options, 1,311,208 shares subject to outstanding RSU grants, and 222,500 shares subject to outstanding performance-based MSU grants, all under our 2007 Incentive Award Plan.

(3)

Includes 46,875 shares subject to outstanding stock options, 118,750 shares subject to outstanding RSU grants, and 37,500 shares subject to outstanding performance-based MSU grants under (i) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement, Stand-Alone Inducement Performance Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Patrick Spine and (ii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement for Shigeyuki Hamamatsu.

(4)

Includes 800,305 shares available for future issuance under the 2016 Equity Incentive Plan and 459,389 shares reserved for issuance under the Company’s Amended and Restated 2007 Employee Stock Purchase Plan.

(5)	Represents shares available for future issuance under the Company’s Stand-Alone Inducement Performance Unit Agreement for Patrick Spine.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our common stock as of August 31, 2018 by:

•	each of our NEOs;

•	each of our current directors;

•	all of our current directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants, RSUs and other convertible securities that are currently exercisable or releasable or will become exercisable or releasable within 60 days of August 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, RSUs or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089.

This table lists applicable percentage ownership based on 86,494,310 shares of common stock outstanding as of August 31, 2018.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Blackrock, Inc.(1)	8,647,834	10.0%
55 East 52nd Street
New York, NY 10022
The Vanguard Group(2)	6,502,554	7.5%
100 Vanguard Blvd.
Malvern, PA 19355
Primecap Management Company(3)	5,324,500	6.2%
177 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
Neuberger Berman Group LLC and affiliates(4)	4,658,343	5.4%
1290 Avenue of the Americas, Suite 1940
New York, NY 10104
Renaissance Technologies LLC(5)	4,554,000	5.3%
800 Third Avenue
New York, NY 10022
Partner Fund Management, L.P.(6)	4,417,174	5.1%
4 Embarcadero Center, Suite 3500
San Francisco, CA 94111

Named Executive Officers and Directors
Joshua H. Levine(7)	1,460,348	1.7%
Kevin Waters(8)	259,549	*
Alaleh Nouri(9)	212,417	*
Lionel Hadjadjeba(10)	253,924	*
Andy Kirkpatrick(11)	337,002	*
Robert S. Weiss(12)	283,479	*
Elizabeth Dávila(13)	176,479	*
Louis J. Lavigne, Jr.(14)	182,832	*
Jack Goldstein, Ph.D.(15)	114,155	*
Richard R. Pettingill(16)	84,022	*
Beverly Huss	—	—
Joseph Whitters(17)	37,500	*
All current executive officers and directors as a group (11 persons)(18)	2,954,741	3.4%

*	Less than 1%.
(1)

Based solely upon a Schedule 13G/A filed with the SEC on June 8, 2018 reporting beneficial ownership as of May 31, 2018, Blackrock, Inc., a parent holding company, has sole power to vote 8,247,905 of these shares and sole power to dispose of all of these shares.

(2)

Based solely upon a Schedule 13G/A filed with the SEC on February 8, 2018 reporting beneficial ownership as of December 31, 2017, the Vanguard Group has sole power to vote 155,789 of these shares, shared power to vote 4,500 of these shares, sole power to dispose 6,346,565 of these shares, and shared power to dispose 155,989 of these shares. Vanguard Fiduciary Trust Company is the beneficial owner of 151,489 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 8,800 shares as a result of its serving as investment manager of Australian investment offerings. All of remaining shares may be deemed beneficially owned by The Vanguard Group.

(3)

Based solely on a Form 13F filed with the SEC on August 13, 2018 by Primecap Management Company reporting beneficial ownership as of June 30, 2018, Primecap Management Company has sole power to vote 4,434,500 of these shares and sole power to dispose all of these shares.

(4)

Based solely upon a Schedule 13G filed with the SEC on February 15, 2018 reporting beneficial ownership as of December 31, 2017, Neuberger Berman Group LLC has shared power to vote 3,777,344 of these shares and shared power to dispose 4,658,343 of these shares and Neuberger Berman Investment Advisers LLC has shared power to vote 3,777,344 of these shares and shared power to dispose 4,655,343 of these shares. Neuberger Berman Group LLC and its affiliates may be deemed to be beneficial owners of securities for purposes of Exchange Act Rule 13d-3 because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities of those clients. In addition to the holdings of individual advisory clients the shares, Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC’s various registered mutual funds which hold such shares. The shares that Neuberger Berman Group LLC has shared power to vote include holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC. The shares that Neuberger Berman Group LLC has shared power to dispose also includes (i) shares from individual client accounts over which Neuberger Berman Investment Advisers LLC has shared power to dispose but does not have voting power over and (ii) the holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC.

(5)

Based solely upon a Schedule 13G filed with the SEC on February 14, 2018 reporting beneficial ownership as of December 29, 2017, Renaissance Technologies LLC has sole power to vote and dispose of all of these shares.

(6)

Based solely upon a Schedule 13G/A filed on February 14, 2018 reporting beneficial ownership as of December 31, 2017, (i) Partner Fund Management, L.P. (“PFM”) and Partner Fund Management GP, LLC (“PFM-GP”) have shared power to vote and dispose 4,376,578 of these shares, (ii) Partner Investment Management, L.P. (“PIM”) and Partner Investment Management GP, LLC (“PIM-GP”) have shared power to vote and dispose 40,596 of these shares and (iii) Brian D. Grossman and Christopher M. James have shared power to vote and dispose 4,417,174 of these shares. PFM is the investment advisor for PFM Healthcare Emerging Growth Master Fund, L.P., a Cayman Islands limited partnership, PFM Healthcare Master Fund, L.P., a Cayman Islands limited partnership, FM Healthcare Opportunities Master Fund, L.P., a Cayman Islands limited partnership, PFM Oncology Opportunities Master Fund II, L.P., a Cayman Islands limited partnership and FM Healthcare Long Master Fund, L.P., a Cayman Islands limited partnership (collectively, with PFM Healthcare Principals Fund, L.P., the “Funds”). PIM is the investment advisor for PFM Healthcare Principals Fund, L.P., a Delaware limited partnership. PFM-GP and PIM-GP are, respectively, the general partners of PFM and PIM. Mr. Grossman is the portfolio manager for the health care strategy for the Funds. Mr. James is the chief investment officer for PIM and PFM and member manager of PFM-GP and PIM-GP.

(7)

Amount shown includes (i) 901,935 shares of our common stock held of record by Mr. Levine, (ii) 425,163 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018, and (iii) 133,250 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2018.

(8)

Mr. Waters resigned from the Company effective October 1, 2018. Amount shown includes (i) 153,780 shares of our common stock held of record by Mr. Waters, (ii) 74,579 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018, and (iii) 31,190 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2018.

(9)

Ms. Nouri resigned from the Company effective July 6, 2018. Amount shown includes (i) 99,078 shares of our common stock held of record by Ms. Nouri, (ii) 93,589 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018, and (iii) 19,750 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2018.

(10)

Amount shown includes (i) 153,177 shares of our common stock held of record by Mr. Hadjadjeba, (ii) 79,227 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018, and (iii) 21,520 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2018.

(11)

Amount shown includes (i) 149,871 shares of our common stock held of record by Mr. Kirkpatrick, (ii) 164,616 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018, and (iii) 22,515 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2018.

(12)

Amount shown includes (i) 213,055 shares of our common stock held of record by Mr. Weiss and (ii) 70,424 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018.

(13)

Amount shown includes (i) 105,055 shares of our common stock held of record by Ms. Dávila, (ii) 1,000 shares of our common stock held of record by The Dávila Family Trust, with respect to which Ms. Dávila has shared voting rights with her spouse, and (iii) 70,424 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018.

(14)

Amount shown includes (i) 145,936 shares of our common stock held of record by Mr. Lavigne and (ii) 36,896 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018.

(15)

Amount shown includes (i) 95,155 shares of our common stock held of record by Mr. Goldstein and (ii) 19,000 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018.

(16)

Amount shown includes (i) 72,858 shares of our common stock held of record by Mr. Pettingill and (ii) 11,164 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018.

(17)	Amount shown includes 37,500 shares of our common stock held of record by Mr. Whitters.
(18)

Amount shown includes (i) 1,875,542 shares of our common stock held of record, (ii) 876,914 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2018 and (iii) 202,285 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2018, all Section 16(a) reports were timely filed except for a late Form 4 for Beverly Huss filed on February 6, 2018 covering one transaction and late Form 4s for each of Joshua Levine, Kevin Waters, Andrew Kirkpatrick, Lionel Hadjadjeba and Alaleh Nouri filed on October 4, 2017, each covering two transactions.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

Our Board consists of eight directors. Other than Joshua H. Levine, our President and CEO, our Board has determined that each of our current directors is independent under the director independence standards of the Nasdaq Listing Rules.

Board Leadership Structure

Our Board has a general policy as set forth in our Corporate Governance Guidelines that the positions of Chairperson of the Board and CEO should be held by separate persons as an aid in the Board’s oversight of management and to allow our CEO to focus on managing his day-to-day responsibilities to the Company. The Board believes that there may be advantages to having an independent chairperson for matters such as: communications and relations between the Board, the CEO, and other senior management; assisting the Board in reaching consensus on particular strategies and policies; and facilitating robust director, Board and CEO evaluation processes. Our CEO serves as a member of the Board, and the remaining board members, including Louis J. Lavigne, Jr., our current Chairperson of the Board, are independent.

The Corporate Governance Guidelines provide that in making a determination about whether a single individual or two individuals should fill these roles, the Board should consider factors that include, but are not limited to, the size of the Company’s business, the composition of the Board, director candidates for Board seats, applicable regulations and the Company’s succession planning goals. In the event the Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of the Board is otherwise not independent, then the Corporate Governance Guidelines provide that the Board shall appoint a Lead Independent Director who shall lead executive sessions.

Majority Voting

Our Bylaws provide for a majority voting standard (i.e. votes “for” must exceed votes “against”) in the election of directors in uncontested elections and our Corporate Governance Guidelines require that each director nominee submit a resignation to the Board, which resignation is contingent upon (1) the nominee not receiving a majority of votes cast in an uncontested election and (2) the Board accepting such resignation.

Board Oversight of Risk

The Board, as a whole and through the various committees of the Board, oversees the Company’s risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board’s approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

Our Board committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of any significant risks and management’s response via periodic committee reports to the full Board. In particular, the Audit Committee focuses on financial and accounting risk, including internal controls. The Compensation Committee considers risks relating to the Company’s compensation programs and policies. The Nominating and Corporate Governance considers risks relating to the Company’s corporate governance.

While the Board oversees risk management, the Company’s management is charged with managing risk on a day-to-day basis. The Company believes it has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with the Board. These processes include an enterprise risk management program, an enterprise risk management committee chaired by our General Counsel, quarterly management disclosure committee meetings, a Code of Conduct and Ethics, and a robust compliance program.

The results of the compensation risk assessment described below under “Compensation Risk Consideration” will be reported back to the full Board.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board may also create various ad hoc committees for special purposes. A copy of the charter for each such standing committee can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Corporate Governance.”

The current membership of each of the three standing committees of our Board, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2018, is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis J. Lavigne, Jr.	—	Chairperson	—
Elizabeth Dávila	Member	Member	—
Jack Goldstein, Ph.D.	—	Member	Member
Beverly A. Huss	—	Member	—
Richard R. Pettingill	—	—	Chairperson
Robert S. Weiss	Member	—	Member
Joseph E. Whitters	Chairperson	—	—
Number of meetings	9	6	5
Number of actions by written consent	3	3	0

Mr. Levine is not a member of any committee of our Board. Dennis Winger was a member of our Board and the Audit Committee for a portion of fiscal 2018 but resigned from such positions effective December 31, 2017. Ms. Huss and Mr. Whitters were appointed to the Compensation Committee and Audit Committee, respectively, in March 2018 and July 2018, respectively. Mr. Pettingill was appointed to the Audit Committee in January 2018 and, after Mr. Whitters joined the Audit Committee, resigned from the Audit Committee in September 2018.

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence, performance, and tenure; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; reviews the Company’s earnings releases with management; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; reviews our critical accounting policies and estimates; evaluates, together with management and the independent auditors, the Company’s internal controls; oversees our internal audit function; and annually reviews the Audit Committee charter and the Audit Committee’s performance.

The members of the Audit Committee during fiscal 2018 were Mr. Winger, the prior chairperson of the committee who resigned from the Board in December 2017, Ms. Dávila, who served as chairperson of the committee after Mr. Winger’s departure, Mr. Weiss, and Mr. Pettingill, who joined the committee in January 2018. Mr. Whitters joined the Audit Committee in July 2018 and Mr. Pettingill resigned from the Audit Committee in September 2018. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Messrs. Weiss and Whitters are the Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Each of the members of the Audit Committee is independent as defined under the rules and regulations of the SEC and Nasdaq applicable to Audit Committees, including Messrs. Winger and Pettingill, who were independent during the time they were members.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our board concerning governance matters and for overseeing the performance evaluations of the members of our Board.

The members of the Nominating and Corporate Governance Committee during fiscal 2018 were Mr. Pettingill, the chairperson of the Committee, Dr. Goldstein and Mr. Weiss. Each of the foregoing members of the Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of Nasdaq.

Compensation Committee

The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these individuals in light of those goals and objectives, and sets the compensation of these individuals (other than the CEO, whose compensation is set by the independent members of the Board) based on such evaluations. The Compensation Committee also administers the grant of stock options and other equity awards under our stock plans (other than awards granted to non-employee members of the Board).

The 2007 Incentive Award Plan permits delegation by the Compensation Committee to a committee of one or more members of the Board or one or more of our executive officers the authority to grant or amend awards to participants under the plan other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) “Covered Employees” under Section 162(m) of the Code, or (iii) direct reports of our CEO (or non-employee members of the Board) to whom authority to grant or amend awards has been delegated thereunder. The Compensation Committee may at any time rescind the authority so delegated or appoint a new delegate. Effective as of July 1, 2010, the Compensation Committee delegated the authority to grant routine stock options and other awards under the 2007 Incentive Award Plan (other than awards granted to employees who report directly to our CEO) to our CEO and CFO, collectively, within guidelines determined by the Compensation Committee, to newly hired employees. Effective March 25, 2011, the Compensation Committee delegated the authority to grant routine stock options and other awards to employees of the Company under the 2007 Incentive Award Plan (other than awards granted to employees who report directly to our CEO) to our CEO and CFO, collectively, within guidelines determined by the Compensation Committee, for the purpose of promotion or special recognition. The Compensation Committee has made corresponding delegations of authority to our CEO and CFO under our 2016 Equity Incentive Plan.

The Compensation Committee also reviews and recommends policies relating to the compensation of the non-employee members of the Board. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.

The members of the Compensation Committee during fiscal 2018 were Mr. Lavigne, the chairperson of the committee, Ms. Dávila, Dr. Goldstein and Ms. Huss, who joined the committee in March 2018. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, Nasdaq and the Internal Revenue Code applicable to Compensation Committee members, including under Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code.

Compensation Risk Consideration

During fiscal 2018, at the direction of the Compensation Committee, Compensia, with the assistance of our management, conducted a review of our compensation policies and practices and their respective risk profiles. Compensia presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

In making this determination, the Compensation Committee considered our pay mix, our base salaries, and the attributes of our incentive and other variable compensation programs, including our annual cash incentive compensation plan, our equity compensation plans, and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our annual bonus plan, a sales compensation committee, a compensation recovery (“clawback”) policy, stock ownership requirements, and other internal business and operational approval processes.

The Compensation Committee believes that the design of our executive compensation programs as described in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executive officers’ motivations for the Company’s long-term success, including stock price performance.

The results of the foregoing compensation risk assessment are reported to the full Board by the Compensation Committee.

Meetings Attended by Directors

Our Board held a total of seven meetings and acted by unanimous written consent four times during our fiscal year ended June 30, 2018. During fiscal 2018, other than Mr. Winger, all of our directors attended at least 75% of the total number of meetings held by our Board and each of the committee(s) of our Board on which he or she served during the period for which he or she was a director. Mr. Winger resigned from our Board and the Audit Committee effective December 31, 2018, which is halfway through our fiscal year. The Chairperson of our Board, who is independent, chaired each Board meeting.

The independent directors hold meetings on a periodic basis. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board. The independent directors may also meet at such other times as they deem necessary or appropriate.

Pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend our Annual Meeting of stockholders. All then-current directors attended our 2017 Annual Meeting of Stockholders.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the “Recommendations and Nominations of Director Candidates” section of this Proxy Statement. We did not receive any director nominations or recommendations from stockholders for the Annual Meeting.

Director Qualifications. The Nominating and Corporate Governance Committee believes that the members of our Board should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

Identifying and Evaluating Director Nominees. Candidates for nomination to our Board typically come to the attention of our Board through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. The Nominating and Corporate Governance Committee has paid fees to professional search firms for such assistance, including most recently the identification and evaluation of Beverly Huss and Joseph E. Whitters, who joined our Board in January 2018 and July 2018, respectively. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Nominating and Corporate Governance Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the Board should see that the Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare, and age diversity. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.

Code of Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2018 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Stockholder Communications

We have established a process by which stockholders may send communications to our Board, any committee of our Board or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Corporate Secretary will forward correspondence to our Board, one of the committees of our Board or an individual director, as the case may be, or, if the Corporate Secretary determines in accordance with his or her best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, including ages as of October 1, 2018:

Name	Age	Position(s)
Joshua H. Levine	60	President, Chief Executive Officer and Director
Shigeyuki Hamamatsu	45	Interim Chief Financial Officer
Lionel Hadjadjeba	59	Senior Vice President, Chief Commercial Officer
Andy Kirkpatrick	55	Senior Vice President, Global Operations

Further information with respect to Mr. Levine, our President and CEO, is provided above under “Proposal One—Election of Directors.”

Shigeyuki Hamamatsu has served as our Interim Chief Financial Officer since October 2018 and previously served as our Vice President, Finance and Chief Accounting Officer from September 2017 to October 2018. Prior to joining the Company, Mr. Hamamatsu served as VP, Corporate Controller at Cepheid, a publicly traded molecular diagnostics company that was acquired by Danaher Corporation, from November 2015 to May 2017. From June 2014 to November 2015, he served as VP, Finance and Corporate Controller at Cypress Semiconductor Corporation, a publicly traded global semiconductor manufacturer. From May 2012 until May 2014, Mr. Hamamatsu served as VP, Finance at RPX Corporation, a publicly traded patent risk management solutions provider. Mr. Hamamatsu began his career as an auditor at PricewaterhouseCoopers LLP. Mr. Hamamatsu received his B.A., Business Administration, concentration in accounting, from University of Washington. He is a certified public accountant in the state of California (inactive).

Lionel Hadjadjeba has served as our Senior Vice President and Chief Commercial Officer since April 2017. Previously, Mr. Hadjadjeba served as our Senior Vice President and President World Wide Commercial from October 2015 to April 2017 and as Senior Vice President of International Business and General Manager of EIMEA from November 2012 to October 2015. Prior to joining us, Mr. Hadjadjeba was employed by Haemonetics Corporation, a publicly traded global provider of blood and plasma supplies and services, as their President EMEALARI from September 2011 to October 2012 and as their Vice President and General Manager Distribution Markets from May 2010 to August 2011. From May 2007 to April 2010, Mr. Hadjadjeba held various executive positions at Life Technologies Corporation, a publicly traded biotechnology company that was acquired by Thermo Fisher Scientific, most recently as their President and General Manager, EMEA. Mr. Hadjadjeba earned his M.D. from the University of Nancy in France and his MBA from HEC Paris.

Andy Kirkpatrick has served as our Senior Vice President, Global Operations since April 2017. Previously, Mr. Kirkpatrick served as our Senior Vice President, Global Operations and Corporate Development from December 2015 to April 2017, Senior Vice President and General Manager, Americas, from April 2014 to November 2015 and Vice President, Business Development from July 2007 to April 2014. He began his professional career as a nuclear engineer and submarine officer in the United States Navy. Mr. Kirkpatrick earned his MBA from the University of California, Berkeley, and his B.S. in Mechanical Engineering from the United States Naval Academy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, since July 1, 2017 to the present, there have not been any transactions or proposed transactions in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest.

On July 6, 2018, the Company entered into a consulting agreement with Alaleh Nouri, our former Senior Vice President, General Counsel and Secretary, to assist in the transition of her responsibilities after her departure from the Company on July 6, 2018. Ms. Nouri will provide consulting and transition services from July 7, 2018 through December 31, 2018 and is entitled to receive continued vesting of her outstanding Company equity awards for the term of her consultancy, payment of $141,136, which was equivalent to what she would have received under the Company’s Performance Bonus Plan for fiscal year 2018 had she remained an employee of the Company through the bonus payment date, and certain other post-termination benefits pursuant to the terms of such agreement.

On August 14, 2018, the Company entered into a consulting agreement with Kevin Waters, our former Senior Vice President, Chief Financial Officer, to assist in the transition of his responsibilities after his departure from the Company on October 1, 2018. Pursuant to the terms of such agreement, Mr. Waters will provide consulting and transition services from October 2, 2018 through December 31, 2018 and is entitled to receive, for the term of his consultancy, $30,000 per month as well as continued vesting of his outstanding Company equity awards.

Review, Approval or Ratification of Transactions with Related Parties

Any transaction or proposed transaction in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest is required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.accuray.com.

We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Corporate Secretary, telephone: 408-716-4600.

Stockholders Sharing the Same Address

We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write or call our Corporate Secretary at the contact information set forth above under “Where You Can Find Additional Information.” You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled “Investors” and under the subsection “SEC Filings.”

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Stockholder Proposals

For a stockholder proposal to be considered for possible inclusion in our proxy statement for the Annual Meeting to be held in 2019, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than June 6, 2019. If, however, the date of next year’s Annual Meeting is more than 30 days before or 30 days after the anniversary date of this year’s Annual Meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.

For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year’s Annual Meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days or more than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s Annual Meeting of stockholders. Therefore, to be presented at our 2019 Annual Meeting of stockholders, such a proposal must be received by us on or after June 6, 2019 but no later than July 6, 2019. If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the date that is ten calendar days following the date on which public announcement of the date of the Annual Meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder’s notice.

Recommendations and Nominations of Director Candidates

If a stockholder or stockholder group wishes to recommend a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2019 Annual Meeting, the stockholder(s) should submit such recommendation in writing, including the nominee’s name and qualifications for Board membership, to our Corporate Secretary at our principal executive offices. The stockholder(s) should also provide the written consent of each recommended nominee to serve as a member of our Board, if so elected, as well as a written statement that the recommended nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by the Board of such resignation.

If a stockholder desires to nominate a candidate for election of the Board, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than June 6, 2019 (120 days prior to the anniversary of the mailing date of this year’s proxy materials) and no later than July 6, 2019 (90 days prior to the anniversary of the mailing date of this year’s proxy materials). If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than the anniversary date of the prior Annual Meeting, notice must be received not later than the close of business on the date that is ten calendar days following the date on which public announcement of the date of the Annual Meeting is first made. The notice must be in writing and must include the nominee’s name and qualifications for service on the Board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board, if so elected as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by the Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the Annual Meeting. Accordingly, the only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement.

If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

THE BOARD OF DIRECTORS

Sunnyvale, California

October 4, 2018

Appendix A

ACCURAY INCORPORATED

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Accuray Incorporated, a Delaware corporation, or any successor thereto.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Covered Employee” means any Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Full Value Award” means any Award which results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.

(w) “GAAP” means U.S. generally accepted accounting principles.

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award.

(ee) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Plan” means this Amended and Restated 2016 Equity Incentive Plan.

(kk) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ll) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn) “Section 16(b)” means Section 16(b) of the Exchange Act.

(oo) “Securities Act” means the Securities Act of 1933, as amended.

(pp) “Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.

(qq) “Service Provider” means an Employee, Director or Consultant.

(rr) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ss) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(tt) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 10,500,000 Shares, plus (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “Existing Plan”), as of November 17, 2016 and any Shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the Existing Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from the Existing Plan equal to 10,084,101. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Full Value Awards will be counted against the numerical limits of Section 3(a)(i) as 1.71 Shares for every 1 Share subject thereto. Further, if Shares subject to any Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 1.71 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Sections 5(d) and 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(ix) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Award Limitations.

(a) Annual Awards for Employees and Consultants. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company’s Covered Employees, then, subject to Section 15, the limits specified below shall be applicable to Awards issued under the Plan:

(i) Limits on Options. No Employee or Consultant shall receive Options during any Fiscal Year covering in excess of 4,000,000 Shares.

(ii) Limits on Stock Appreciation Rights. No Employee or Consultant shall receive Stock Appreciation Rights during any Fiscal Year covering in excess of 4,000,000 Shares.

(iii) Limits on Restricted Stock. No Employee or Consultant shall receive Awards of Restricted Stock during any Fiscal Year covering in excess of 2,000,000 Shares.

(iv) Limits on Restricted Stock Units. No Employee or Consultant shall receive Restricted Stock Units during any Fiscal Year covering in excess of 2,000,000 Shares.

(v) Limits on Performance Shares. No Employee or Consultant shall receive Performance Shares during any Fiscal Year covering in excess of 2,000,000 Shares.

(vi) Limits on Performance Units. No Employee or Consultant shall receive Performance Units with an aggregate initial value of greater than $10,000,000.

(b) Annual Awards for Outside Directors. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $500,000. Any Award granted to a Participant while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 5(b).

(c) Minimum Vesting Requirements.

(i) General. Except as specified in Section 5(c)(ii), Restricted Stock Units, Options and Stock Appreciation Rights will vest no earlier than the 1-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change in Control or a termination of Participant’s status as a Service Provider under certain circumstances, a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).

(ii) Exception. Restricted Stock Units, Options and Stock Appreciation Rights may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 5(c)(i) if the Shares subject to such Awards would not result in more than 5% of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Restricted Stock Units, Options and Stock Appreciation Rights granted under the Plan (the “5% Limit”). Any Restricted Stock Units, Options or Stock Appreciation Rights that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit. For purposes of clarification, the Administrator may accelerate the vesting of any Award pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Restricted Stock Units, Options or Stock Appreciation Rights that do not satisfy the minimum vesting requirements set forth in Section 5(c)(i) and to the discretionary vesting acceleration of Restricted Stock Units, Options or Stock Appreciation Rights as specified in this Section 5(c)(ii).

(d) No Exchange Program. The Administrator may not implement an Exchange Program.

6. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

7. Stock Options.

(a) Grant of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a)(i), incentive stock options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date the Option is granted. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider other than Death or Disability. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If Participant dies during such post-employment period, the Option may be exercised following the Participant’s death for one (1) year after Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.

(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:

(1) if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2) if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3(b) of the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock that is intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms of the Plan, the Administrator, at any time and from time to time, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.

(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(e), may be left to the discretion of the Administrator.

(c) Vesting Criteria and Other Terms. Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(c) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(e) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

12. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total stockholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and any Performance Goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards.

(a) General. Except to the limited extent provided in Section 14(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

(b) Limited Transferability. The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Law.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Sections 3 and 5(a) of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. Except as set forth in this Section 15(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. In taking any of the actions permitted under this, the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5(c)), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for in a merger or Change in Control, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in adverse financial accounting treatment, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

17. Forfeiture Events.

(a) Generally. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). In the absence of a Clawback Policy, each Award shall be subject to Section 17(b). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or Section 17(b) or as necessary or appropriate to comply with Applicable Laws.

(b) Forfeiture Provisions Applicable in the Absence of a Clawback Policy. The following provisions shall apply while a Clawback Policy is not in effect:

(i) Recoupment in the Event of a Restatement of Financial Results. Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to restate its financial results, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to such restatement, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the employee that is greater than would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. Any such action by the Board would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.

(ii) Recoupment in the Event of a Material Reduction in Publicly Disclosed Backlog. Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to make a Material Reduction of its publicly-disclosed backlog figures, the Board will review the conduct of executive officers in relation to the determination and publication of backlog figures and their subsequent Material Reduction. If the Board determines that an executive officer has engaged in knowing or reckless misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents, and Contractors, and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly-disclosed backlog, then the Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the Materially Reduced backlog figures, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. “Material Reduction” shall mean a Reduction of at least 15% of the total backlog publicly reported by the Company in the preceding quarter. By “Reduction,” this provision is intended to relate to system sales which are included in publicly-disclosed backlog but are then removed due to the cancellation of the transaction. Removals from backlog due to the fact that a system sale shipped and was recognized as revenue or where a system is removed from backlog due to it being in backlog longer than the time provided for by the Company’s backlog criteria shall not count as a “Reduction.” Any action taken by the Board pursuant to this provision would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.

18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19. Grant Date. The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from August 24, 2016, unless terminated earlier under Section 21 of the Plan.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

Accuray Incorporated hereby approves the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).

1. Purpose. The purposes of the Plan are as follows:

(a) To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non-423 Component option may include features necessary to comply with applicable non-U.S. laws pursuant to rules, procedures, or sub-plans adopted by the Administrator. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

(b) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

2. Definitions.

(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(f) “Common Stock” shall mean the common stock of the Company, no par value per share. “Common Stock” shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Common Stock pursuant to Section 19 hereof.

(g) “Company” shall mean Accuray Incorporated, a Delaware corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).

(h) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(i) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(j) “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or the Non-423 Component. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with Treasury Regulation Section 1.423-2(e)(2)(ii).

(k) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(l) “Employer” shall mean the employer of the applicable Eligible Employee(s).

(m) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exercise Date” shall mean the last Trading Day of each Purchase Period; provided, however, if the last Trading Day falls on the day after the Thanksgiving holiday, then the Exercise Date will be the last Trading Day before the Thanksgiving holiday.

(p) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is traded on an exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as reported in The Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;

(ii) If the Common Stock is not traded on an exchange but is quoted on a quotation system, its Fair Market Value shall be the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(q) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(r) “Offering Period” shall mean each period of approximately twelve (12) months commencing on any December 1 or June 1 and terminating on the last Trading Day on or before the next occurring November 30 or May 31, as applicable. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period have a duration in excess of twenty-seven (27) months. Notwithstanding the foregoing, if the last Trading Day of an Offering Period falls on the day after the Thanksgiving holiday, the Offering Period shall end on the last trading day before the Thanksgiving holiday.

(s) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t) “Plan” shall mean this Amended and Restated Accuray Incorporated 2007 Employee Stock Purchase Plan.

(u) “Purchase Period” shall mean (i) with respect to the first Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the Enrollment Date of such Offering Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable, and (ii) with respect to any other Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the date immediately following the Exercise Date of the previous Purchase Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable.

(v) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19 hereof and/or may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.

(w) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(x) “Trading Day” shall mean a day on which national stock exchanges are open for trading.

(y) “Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

(b) No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.

(b) Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.

(c) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(d) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.

Alternatively, during a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may elect to continue participating in the Plan, but not make any payroll deductions or cash payments. Any payroll deductions made prior to the beginning of the leave in the current Offering Period that have not already been used to purchase shares will be used to purchase shares at the end of the Purchase Period. The participant may resume payroll deduction when the leave ends and they return to work in an amount equal to their payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.

If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to deduct the participant’s payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the Offering Period that have not already been used to purchase shares, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

(e) A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(f) The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Purchase Period more than 2,500 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19 hereof) (for the avoidance of doubt, in the event that the Offering Period and Purchase Period are approximately the same length, the participant shall only be entitled to purchase an aggregate of 2,500 shares during such period); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the

Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9. Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated. Unless otherwise provided by the Administrator, a participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary will not be treated as terminated under the Plan; however, if a participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.

12. Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan, except as may be required by applicable laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Treasury Regulation Section 1.423-2(f).

13. Shares Subject to Plan.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 10,763,101 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(b) With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 14(a) or otherwise provided in the charter of the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options; to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith; to interpret, amend or revoke any such rules (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan); to delegate ministerial duties to any of the Company’s employees; to designate separate Offerings under the Plan; to designate Subsidiaries of the Company as participating in the 423 Component or Non-423 Component; to determine eligibility; and to adjudicate all disputed claims filed under the Plan. Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of a beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except under Offerings or for participants in the Non-423 Component for which applicable laws require that contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, participants will have only the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7 hereof), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and any Offering Periods then in progress shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the effective date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or a Change in Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date, and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the effective date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period or Purchase Period so that the Offering Period or Purchase Period ends on a new Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e) The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

23. Term of Plan. Subject to approval by the Company’s stockholders, the Plan shall become effective as of its approval by the Board (the “Effective Date”). The Plan shall be deemed to be approved by the Company’s stockholders if it receives the requisite vote of the holders of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws at its first annual meeting of the Company’s stockholders that occurs following the Effective Date. Subject to approval by the stockholders of the Company in accordance with this Section 23, the Plan shall be in effect until terminated under Section 20 hereof.

24. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations.

25. Section 409A. The options to purchase shares of Common Stock under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.

26. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.

27. Notice of Disposition of Shares. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer.

28. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

29. Automatic Transfer to Low Price Offering Period. To the extent permitted by applicable laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

* * * * *

Accuray incorporated important annual meeting information electronic voting instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. Validation details are located below in the title bar. Proxies submitted by the internet or telephone must be received by 11:59 p.m., eastern time, the day prior of the stockholder meeting date. Vote by internet go to www.investorvote.com/aray or scan the qr code with your smartphone follow the steps outlined on the secure website vote by telephone using a black ink pen, mark your votes with an x as shown in this example. Please do not write outside the designated areas. Call toll free 1-800-652-vote (8683) within the usa, us territories & canada on a touch tone telephone follow the instructions provided by the recorded message Annual meeting proxy card if you have not voted via the internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope. A proposals - the board of directors recommends a vote for the election of each of the director nominees in proposal 1, for proposal 2, for proposal 3, for proposal 4, and for proposal 5. 1. Election of directors nominees: for against abstain 01 - elizabeth davila for against abstain 02 - joshua h. Levine For against abstain 2. to approve an amendment to our 2016 equity incentive plan to increase the number of shares of common stock authorized for issuance under such plan. 4. Advisory vote to approve the compensation of our named executive officers. For against abstain 3. To approve an amendment to our 2007 employee stock purchase plan to increase the number of shares of common stock authorized for issuance under such plan. 5. To ratify the appointment of grant thornton llp as our independent registered public accounting firm for the fiscal year ending june 30, 2019. For against abstain note: to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. B authorized signatures - this section must be completed for your vote to be counted. - Date and sign below Note: please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.date (mm/dd/yyyy) - please print date below. Signature 1 - please keep signature within the box. Signature 2 - please keep signature within the box. If voting by mail, you must complete sections a - c on both sides of this card. 1 up x 02WOHC

Important notice regarding the internet availability of proxy materials for the annual meeting of stockholders. The proxy statement and the 2018 annual report to stockholders are available at: https://materials.proxyvote.com/004397 if you have not voted via the internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope. Proxy - accuray incorporated proxy for 2018 annual meeting of stockholders - november 16, 2018 this proxy is solicited on behalf of the board of directors The undersigned stockholder of accuray incorporated, a delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated october 4, 2018, and hereby appoints shig hamamatsu and jesse chew, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2018 annual meeting of stockholders of accuray incorporated to be held on friday, november 16, 2018, at 9:00 a.m. (pst), at accurays corporate offices located at 1310 chesapeake terrace, sunnyvale, ca 94089 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted for the election of each of the director nominees in proposal 1, for proposal 2, for proposal 3, for proposal 4, and for proposal 5. (continued and to be marked, dated and signed, on the other side) c non-voting items change of address - please print your new address below. Comments - please print your comments below. Meeting attendance mark the box to the right if you plan to attend the annual meeting. If voting by mail, you must complete sections a - c on both sides of this card.